F

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                               TRANS WORLD GAMING CORP.
                          TWG INTERNATIONAL U.S. CORPORATION
                                  TWG FINANCE CORP.

                                       Issuers

                                         and

                    U.S. TRUST COMPANY OF TEXAS, N.A., as Trustee


                                     INDENTURE

                             Dated as of March 31, 1998


                                --------------------

                                    $17,000,000

                    12% Senior Secured Notes Due March 17, 2005



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

                                  TABLE OF CONTENTS

                                                                           PAGE

ARTICLE 1   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 1.1   Certain Terms Defined . . . . . . . . . . . . . . . . .

ARTICLE 2   ISSUE, EXECUTION, FORM AND REGISTRATION OF SECURITIES. . . . .
     SECTION 2.1   Authentication and Delivery of Securities . . . . . . .
     SECTION 2.2   Execution of Securities . . . . . . . . . . . . . . . .
     SECTION 2.3   Certificate of Authentication . . . . . . . . . . . . .
     SECTION 2.4   Form, Denomination and Date of Securities; Payments of
                      Interest in Cash . . . . . . . . . . . . . . . . . .
     SECTION 2.5   Registration, Transfer and Exchange . . . . . . . . . .
     SECTION 2.6   Mutilated, Defaced, Destroyed, Lost and Stolen
                      Securities . . . . . . . . . . . . . . . . . . . . .
     SECTION 2.7   Cancellation of Securities; Disposition Thereof . . . .
     SECTION 2.8   Temporary Securities. . . . . . . . . . . . . . . . . .

ARTICLE 3   COVENANTS OF THE ISSUER. . . . . . . . . . . . . . . . . . . .
     SECTION 3.1   Payment of Principal and Interest . . . . . . . . . . .
     SECTION 3.2   Offices for Payments, Etc.. . . . . . . . . . . . . . .
     SECTION 3.3   Appointment To Fill a Vacancy in Office of Trustee. . .
     SECTION 3.4   Paying Agents . . . . . . . . . . . . . . . . . . . . .
     SECTION 3.5   Officers' Certificates as to Default and as to
                      Compliance . . . . . . . . . . . . . . . . . . . . .
     SECTION 3.6   Mandatory Prepayment. . . . . . . . . . . . . . . . . .
     SECTION 3.7   Maintenance of Properties, Etc. . . . . . . . . . . . .
     SECTION 3.8   Indebtedness. . . . . . . . . . . . . . . . . . . . . .
     SECTION 3.9   Books . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 3.10  Limitation on Incurrence of Additional Indebtedness . .
     SECTION 3.11  Restrictions on Issuance of Stock . . . . . . . . . . .
     SECTION 3.12  Restrictions on Asset Sales . . . . . . . . . . . . . .
     SECTION 3.13  Distributions . . . . . . . . . . . . . . . . . . . . .
     SECTION 3.14  Limitation on Dividends and Other Payment Restrictions
                      Effecting Subsidiaries . . . . . . . . . . . . . . .
     SECTION 3.15  Limitation on Investments . . . . . . . . . . . . . . .
     SECTION 3.16  Limitation on Liens . . . . . . . . . . . . . . . . . .
     SECTION 3.17  Transactions with Affiliates. . . . . . . . . . . . . .
     SECTION 3.18  Change of Control . . . . . . . . . . . . . . . . . . .
     SECTION 3.19  Line of Business. . . . . . . . . . . . . . . . . . . .
     SECTION 3.20  Payments for Consent. . . . . . . . . . . . . . . . . .
     SECTION 3.21  Limitations on Sale and Leaseback Transactions. . . . .
     SECTION 3.22  Waiver of Stay, Extension or Usury Laws . . . . . . . .
     SECTION 3.23  Non USA Operations. . . . . . . . . . . . . . . . . . .

     SECTION 3.24  Cost of Operations. . . . . . . . . . . . . . . . . . .
     SECTION 3.25  Funding Documents . . . . . . . . . . . . . . . . . . .
     SECTION 3.26  Payments. . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 3.27  No Modification of Funding Note . . . . . . . . . . . .
     SECTION 3.28  Use of Proceeds . . . . . . . . . . . . . . . . . . . .
     SECTION 3.29  Post Closing Cooperation. . . . . . . . . . . . . . . .

ARTICLE 4   SECURITYHOLDERS' LISTS AND REPORTS BY THE ISSUER AND
            THE TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 4.1   Issuer To Furnish Trustee Information as to Names and
                   Addresses of Securityholders. . . . . . . . . . . . . .
     SECTION 4.2   Preservation and Disclosure of Securityholders' Lists .
     SECTION 4.3   Reports by the Issuer . . . . . . . . . . . . . . . . .
     SECTION 4.4   [Reserved]. . . . . . . . . . . . . . . . . . . . . . .

ARTICLE 5   REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT
            OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 5.1   Event of Default Defined; Acceleration of Maturity;
                   Waiver of Default . . . . . . . . . . . . . . . . . . .
     SECTION 5.2   Collection of Indebtedness by Trustee; Trustee May
                   Prove Indebtedness. . . . . . . . . . . . . . . . . . .
     SECTION 5.3   Application of Proceeds . . . . . . . . . . . . . . . .
     SECTION 5.4   Suits for Enforcement . . . . . . . . . . . . . . . . .
     SECTION 5.5   Restoration of Rights on Abandonment of Proceedings . .
     SECTION 5.6   Limitations on Suits by Securityholders . . . . . . . .
     SECTION 5.7   Unconditional Right of Securityholders To Institute
                   Certain Suits . . . . . . . . . . . . . . . . . . . . .
     SECTION 5.8   Powers and Remedies Cumulative; Delay or Omission Not
                   Waiver of Default . . . . . . . . . . . . . . . . . . .
     SECTION 5.9   Control by Securityholders. . . . . . . . . . . . . . .
     SECTION 5.10  Waiver of Past Defaults . . . . . . . . . . . . . . . .
     SECTION 5.11  Trustee to Give Notice of Default, But May Withhold in
                   Certain Circumstances . . . . . . . . . . . . . . . . .
     SECTION 5.12  Right of Court To Require Filing of Undertaking To Pay
                   Costs . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 5.13  Excess Cash Flow. . . . . . . . . . . . . . . . . . . .

ARTICLE 6   CONCERNING THE TRUSTEE . . . . . . . . . . . . . . . . . . . .
     SECTION 6.1   Duties and Responsibilities of the Trustee; During
                   Default; Prior to Default . . . . . . . . . . . . . . .
     SECTION 6.2   Certain Rights of the Trustee . . . . . . . . . . . . .
     SECTION 6.3   Trustee Not Responsible for Recitals, Disposition of
                   Securities or Application of Proceeds Thereof . . . . .
     SECTION 6.4   Trustee and Agents May Hold Securities;
                   Collections, Etc. . . . . . . . . . . . . . . . . . . .

     SECTION 6.5   Moneys Held by Trustee. . . . . . . . . . . . . . . . .
     SECTION 6.6   Compensation and Indemnification of Trustee and Its
                   Prior Claim . . . . . . . . . . . . . . . . . . . . . .
     SECTION 6.7   Right of Trustee to Rely on Officers' Certificate,
                   Etc.. . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 6.8   [Reserved]
     SECTION 6.9   Persons Eligible for Appointment as Trustee . . . . . .
     SECTION 6.10  Resignation and Removal; Appointment of Successor
                   Trustee . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 6.11  Acceptance of Appointment by Successor Trustee. . . . .
     SECTION 6.12  Merger, Conversion, Consolidation or Succession to
                   Business of Trustee . . . . . . . . . . . . . . . . . .
     SECTION 6.13  Preferential Collection of Claims Against the Issuer. .
     SECTION 6.14  Intervention in Litigation. . . . . . . . . . . . . . .
     SECTION 6.15  Appointment of Co-Trustees. . . . . . . . . . . . . . .
     SECTION 6.16  Effect of Death, Incapacity, resignation or Removal of Co-Trustee or Separate Trustee . . . . . . . . . . .

ARTICLE 7   CONCERNING THE SECURITYHOLDERS . . . . . . . . . . . . . . . .
     SECTION 7.1   Evidence of Action Taken by Securityholders . . . . . .
     SECTION 7.2   Proof of Execution of Instruments and of Holding of
                   Securities. . . . . . . . . . . . . . . . . . . . . . .
     SECTION 7.3   Holders To Be Treated as Owners . . . . . . . . . . . .
     SECTION 7.4   Securities Owned by Issuer Deemed Not Outstanding . . .
     SECTION 7.5   Right of Revocation of Action Taken . . . . . . . . . .

ARTICLE 8   SUPPLEMENTAL INDENTURES. . . . . . . . . . . . . . . . . . . .
     SECTION 8.1   Supplemental Indentures Without Consent of
                   Securityholders . . . . . . . . . . . . . . . . . . . .
     SECTION 8.2   Supplemental Indentures with Consent of
                   Securityholders . . . . . . . . . . . . . . . . . . . .
     SECTION 8.3   Effect of Supplemental Indenture. . . . . . . . . . . .
     SECTION 8.4   Documents To Be Given to Trustee. . . . . . . . . . . .
     SECTION 8.5   Notation on Securities in Respect of Supplemental
                   Indentures. . . . . . . . . . . . . . . . . . . . . . .

ARTICLE 9   NO CONSOLIDATION, MERGER, SALE OR CONVEYANCE . . . . . . . . .

ARTICLE 10  SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS. . .
     SECTION 10.1  Satisfaction and Discharge of Indenture . . . . . . . .
     SECTION 10.2  Defeasance and Discharge of Indenture . . . . . . . . .
     SECTION 10.3  Defeasance of Certain Obligations . . . . . . . . . . .
     SECTION 10.4  Application by Trustee of Funds Deposited for Payment
                   of Securities . . . . . . . . . . . . . . . . . . . . .

     SECTION 10.5  Repayment of Moneys Held by Paying Agent. . . . . . . .
     SECTION 10.6  Return of Moneys Held by Trustee and Paying Agent
                   Unclaimed for One Year. . . . . . . . . . . . . . . . .
     SECTION 10.7  Reinstatement . . . . . . . . . . . . . . . . . . . . .

ARTICLE 11  MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . .
     SECTION 11.1  Incorporators, Shareholders, Officers and Directors of
                   Issuer Exempt from Individual Liability . . . . . . . .
     SECTION 11.2  Provisions of Indenture for the Sole Benefit of Parties
                   and Securityholders . . . . . . . . . . . . . . . . . .
     SECTION 11.3  Successors and Assigns of Issuer Bound by Indenture . .
     SECTION 11.4  Notices and Demands on Issuer, Trustee and
                   Securityholders . . . . . . . . . . . . . . . . . . . .
     SECTION 11.5  Compliance Certificates and Opinions of Counsel;
                   Statements To Be Contained Therein. . . . . . . . . . .
     SECTION 11.6  Payments Due on Saturdays, Sundays and Holidays . . . .
     SECTION 11.7  [Reserved]. . . . . . . . . . . . . . . . . . . . . . .
     SECTION 11.8  Applicable Law; New York Law To Govern. . . . . . . . .
     SECTION 11.9  Counterparts. . . . . . . . . . . . . . . . . . . . . .
     SECTION 11.10 Effect of Headings. . . . . . . . . . . . . . . . . . .
     SECTION 11.11 Waiver of Usury Laws. . . . . . . . . . . . . . . . . .
     SECTION 11.12 Value of Securities . . . . . . . . . . . . . . . . . .

ARTICLE 12  REDEMPTION OF SECURITIES . . . . . . . . . . . . . . . . . . .
     SECTION 12.1  Right of Optional Redemption; Prices. . . . . . . . . .
     SECTION 12.2  Notice of Redemption. . . . . . . . . . . . . . . . . .
     SECTION 12.3  Payment of Securities Called for Redemption . . . . . .
     SECTION 12.4  Exclusion of Certain Securities from Eligibility for
                   Selection for Redemption. . . . . . . . . . . . . . . .

ARTICLE 13  RIGHT OF FIRST REFUSAL . . . . . . . . . . . . . . . . . . . .

     SECTION 13.1  Option. . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 13.2  Terms . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 13.3  Expiration of Right of First Refusal. . . . . . . . . .
     SECTION 13.4  Enforcement of Rights . . . . . . . . . . . . . . . . .

ARTICLE 14  SECURITY   . . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 14.1  Pledge and Security Interest. . . . . . . . . . . . . .
     SECTION 14.2  Security for Obligation . . . . . . . . . . . . . . . .
     SECTION 14.3  Perfection of Security Interest . . . . . . . . . . . .
     SECTION 14.4  No Disposition of Collateral; Release of Lien of
                   Indenture . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 14.5  Other Liens . . . . . . . . . . . . . . . . . . . . . .

     SECTION 14.6  Trustee Appointed Attorney-in-Fact. . . . . . . . . . .
     SECTION 14.7  Return of Collateral. . . . . . . . . . . . . . . . . .
     SECTION 14.8  Default Remedies. . . . . . . . . . . . . . . . . . . .
     SECTION 14.9  Proceeds. . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 14.10 Deficiency. . . . . . . . . . . . . . . . . . . . . . .
     SECTION 14.11 Trustee's Duties. . . . . . . . . . . . . . . . . . . .
     SECTION 14.12 Special Trustee Powers Due to Environmental Conditions.
SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

       THIS INDENTURE, dated as of March 31, 1998 by and among Trans World Gaming Corp. ("TWG"), a Nevada corporation, and its wholly-owned subsidiary, TWG International U.S. Corporation ("TWG International"), a Nevada corporation and TWG Finance Corp., a DELAWARE corporation ("TWG Finance", which together with TWG International and TWG are referred to collectively herein as the "Issuer"), and U.S. Trust Company of Texas, N.A., a national banking association, not in its individual capacity but solely as trustee (the "Trustee"),

                               W I T N E S S E T H :

       WHEREAS, the Issuer has duly authorized the issue of its 12% Senior Secured Notes Due March 17, 2005 (the "Securities"); and

       WHEREAS, the Securities and the Trustee's certificate of authentication shall be in substantially the following form:


                             [FORM OF FACE OF SECURITY]

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER SUCH ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

No.                                                                            $

                              TRANS WORLD GAMING CORP.
                         TWG INTERNATIONAL U.S. CORPORATION
                                 TWG FINANCE CORP.
                    12% Senior Secured Notes Due March 17, 2005
                                  Date: March 1998
                                 New York, New York

       Trans World Gaming Corp. ("TWG"), a Nevada corporation, and its wholly-owned subsidiaries, TWG International U.S. Corporation ("TWG International"), a Nevada corporation and TWG Finance Corp., a Delaware corporation ("TWG Finance", which together with TWG International and TWG are referred to collectively herein as the "Issuer"), for value received hereby
promise to pay jointly and severally to                     , or registered
assigns, the principal sum of          Dollars at the Issuer's office or agency
for said purpose, on March 17, 2005, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semi-annually on March 17 and September 17 (each an "Interest Payment Date") of each year, commencing with September 17, 1998, on said principal sum in like coin or currency at 12% simple interest per annum at said office or agency from the most recent Interest Payment Date to which interest on the Securities has been paid or duly provided for unless the date hereof is a date to which interest on the Securities is paid or duly provided for, in which case from the date of this Security, or unless no interest has been paid or duly provided for on the Securities, in which case from the date of issuance. To the extent lawful, the Issuer promises to pay interest on any interest payment due but unpaid on such unpaid principal amount at a rate of 17% per annum compounded semi-annually.

       The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on March 17 or September 17 whether or not a Business Day (each an "Interest Record Date") next preceding such Interest Payment Date, whether or not such day is a Business Day; PROVIDED that interest may be paid, at the option of the Issuer, by mailing a check therefor payable on the Interest Payment Date to the registered Holder entitled thereto at his last address as it appears on the Security register.

       If interest on the Securities is in default, the Trustee shall, prior to the payment of interest, establish a special record date (the "Special Record Date") for such payment, which Special Record Date shall be not more than fifteen (15) nor less than ten (10) days prior to the date of the proposed payment. Payment of such defaulted interest shall then be made by check, as provided herein and in the Indenture, mailed or remitted to the persons in whose names the Securities are registered on the Special Record Date at the addresses or accounts of such persons shown on the security register.

       Interest on this Security will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

       Reference is hereby made to the further provisions of this Security set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth in this place.

       IN WITNESS WHEREOF, each Issuer has caused this instrument to be duly executed under its corporate seal.

[Seal]                             TRANS WORLD GAMING CORP.

                                   By:
                                       -----------------------------------------

                                   Its:
                                        ----------------------------------------


[Seal]                             TWG INTERNATIONAL U.S. CORPORATION


                                   By:
                                       -----------------------------------------

                                   Its:
                                        ----------------------------------------



[Seal]                             TWG FINANCE CORP.

                                   By:
                                       -----------------------------------------

                                   Its:
                                        ----------------------------------------

                           [FORM OF REVERSE OF SECURITY]

                              TRANS WORLD GAMING CORP.
                         TWG INTERNATIONAL U.S. CORPORATION
                                 TWG FINANCE CORP.
                    12% Senior Secured Notes Due March 17, 2005

       This Security is one of a duly authorized issue of debt securities of the Issuer, with an aggregate principal amount of $17,000,000, issued pursuant to an indenture dated as of March 31, 1998, (the "Indenture"), duly executed and delivered by the Issuer to U.S. Trust Company of Texas, N.A., as Trustee (herein called the "Trustee"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Securities. The Securities are secured obligations of the Issuer. Capitalized terms used in this Security and not defined herein shall have the meaning set forth in the Indenture.

       In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal and interest in respect of all of the Securities then outstanding may be declared due and payable in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that the Holders of 50% in aggregate principal amount of the Securities then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Securities, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Securities or in respect of a covenant or provision that cannot be modified or amended without the consent of all Holders of the Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Security which may be issued in exchange or substitution therefor, whether or not any notation thereof is made upon this Security or such other Securities.

       The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than 50% in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; PROVIDED that no such supplemental indenture shall, without the consent of each Holder affected thereby (with respect to any Securities held by a non-consenting Securityholder) (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities, (iii) reduce the rate of or change the time for payment of interest on any Security, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least 50% in aggregate principal amount of the then outstanding Securities and a waiver of the payment default that resulted from such acceleration), (v) make any Security payable in money other than that stated in the Securities, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or interest on the Securities, (vii) waive a redemption payment with respect to any Security or (viii) make any change in the foregoing amendment and waiver provisions.

       No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and the interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

       The Securities are issuable only as registered Securities without coupons.

       At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

       Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

       As provided in the Indenture, TWG International shall be required to make mandatory prepayments equal to Excess Cash Flow until Obligations are fully defeased pursuant to Section 10.2 or until one hundred percent (100%) of the principal amount of the Securities, together with accrued and unpaid interest, is paid. The Securities may also be redeemed by the Issuer, in whole, or in part, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Securities to be redeemed, at a redemption price equal to 100% of the principal amount of the Securities redeemed, together with accrued and unpaid interest to the date fixed for redemption. If there is a Change of Control (as defined in the Indenture), the Issuer shall be required to offer to purchase all outstanding Securities at a purchase price equal to 100 % of the principal amount thereof, plus accrued unpaid interest, if any, through the date of such purchase.

       Subject to payment by the Issuer of a sum sufficient to pay the amount due upon redemption, interest on this Security shall cease to accrue upon the date duly fixed for redemption of this Security.

       The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the

Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

       No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer, employee or director, as such, past, present or future, of the Issuer or Trustee or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

       Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

       This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by an authorized signatory of the Trustee acting under the Indenture.

                 [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

       This is one of the Securities described in the within-mentioned
Indenture.

Dated:


                                   U.S. Trust Company of Texas, N.A. , as
                                   Trustee



                                   By:
                                       ------------------------------------
                                       Authorized Signatory

                                  ASSIGNMENT FORM

To assign this Security, fill in the form below:

       I or we assign and transfer this Security to:

--------------------------------------------------------------------------------
       (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________________ agent to transfer this Security on the books of Issuer. The agent may substitute another to act for him.


If you want the Note certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------
       (insert other person's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       (Print or type other person's name, address and zip code)

Date:
       --------------------        ---------------------------------------------
                                   Your Signature

                                   ---------------------------------------------

                                   Signature Guaranty

                                   ---------------------------------------------
                                   Notice: Signature must be guaranteed by an "Eligible Guarantor Institution" as defined by Securities Exchange Act Rule 17Ad-15.

(Sign exactly as your name appears on the other side of this Security)

              NOW, THEREFORE:

       In consideration of the premises and the purchases of the Securities by the Holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

                                     ARTICLE 1

                                    DEFINITIONS

       SECTION 1.1 CERTAIN TERMS DEFINED. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended, or the definitions of which in the Securities Act of 1933, as amended, are referred to in the Trust Indenture Act of 1939 (except as herein otherwise expressly provided or unless the context otherwise requires) have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. The words "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

       "ACCELERATION DATE" has the meaning specified in Section 5.1.

       "ACCELERATION NOTICE" has the meaning specified in Section 5.1.

       "ACQUIRED INDEBTEDNESS" means, Indebtedness of an entity, which entity is acquired by TWG International or any of its Subsidiaries after the initial issuance of the Securities.

       "AFFILIATE" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with any of the Issuers, including, without limitation, any senior officer, directors or Key Employees of any of the Issuers. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, PROVIDED, that, with respect to ownership interests in the Issuer and its Subsidiaries a beneficial owner of 5% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control. Affiliate shall not include the initial Securityholders.

       "AFFILIATE TRANSACTION" has the meaning specified in Section 3.17.

       "APPLICANTS" has the meaning specified in Section 4.2.

       "ASSET SALE" means the sale, lease, conveyance, disposition or other transfer (including, without limitation, by eminent domain, condemnation or similar governmental proceeding) of any property or assets of TWG International or any of its direct or indirect Subsidiaries (including a sale and leaseback transaction or the issuance, sale or transfer of Capital Stock of a direct or indirect Subsidiary except an acquisition of such Capital Stock by TWG International or its direct or indirect Subsidiaries)).

       "AVERAGE LIFE" means , as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount or liquidation preference, as applicable, of such security or instrument, as the case may be.

       "BOARD OF DIRECTORS" means the Board of Directors of any Issuer, as the case may be, or any committee of such Board duly authorized to act hereunder.

       "BUSINESS DAY" means a day which in the city (or in any of the cities, if more than one) where amounts are payable in respect of the Securities, as specified on the face of the form of Security recited above, or in the city in which either the Corporate Trust Office of the Trustee or Operations office is located, is neither a legal holiday nor a day on which banking institutions are required or authorized by law or regulation to close.

       "CAPITALIZED LEASE OBLIGATION" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

       "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including the aggregate amount of capital lease obligations incurred during such period) made by TWG International or any of its direct or indirect Subsidiaries to acquire or to construct fixed assets and equipment (including, renewals, improvements and replacements, but excluding repairs in the ordinary course) during such period computed in accordance with GAAP.

       "CAPITAL STOCK" means any and all shares, interests (including ownership interests arising pursuant to association agreements under the laws of the Czech Republic), participations, rights or other equivalents (however designated) or corporate stock, whether common or preferred, including, without limitation, partnership interests, membership interests in limited liability companies and an ownership interest in joint stock companies

       "CASH EQUIVALENT" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) or (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $350 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by

Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition.

       "CHANGE OF CONTROL" means the occurrence of any of the following (unless consented to by not less than the holders of 50% of the aggregate principal amount of the Securities then Outstanding) (i) any sale, transfer, conveyance or other disposition in one or a series of related transactions, of all or substantially all of the assets of TWG International and its Subsidiaries taken as a whole or of TWG or TWG Finance to any "person" (as defined in Section 13(d)(3) of the Exchange Act) or "group" (as defined in Section 13(d)(3)) of the Exchange Act); (ii) the acquisition of beneficial ownership, or the right to acquire beneficial ownership pursuant to warrants, options or other rights to acquire, by any "person" or "group" (each as defined above) of more than 35% of the Capital Stock of TWG (other than Value Partners, Ltd. or Andrew Tottenham and/or an entity controlled by him); (iii) the adoption of a plan for the liquidation or dissolution of TWG, TWG Finance or TWG International; or (iv) TWG, TWG Finance or TWG International consolidates with, or merges with or into, another "person" (as defined above).

       "CHANGE OF CONTROL OFFER" has the meaning specified in Section 3.18.

       "CHANGE OF CONTROL PAYMENT" has the meaning specified in Section 3.18.

       "CHANGE OF CONTROL PAYMENT DATE" has the meaning specified in Section
3.18.

       "COLLATERAL" has the meaning specified in Section 14.1.

       "COLLATERAL AGREEMENTS" means any agreements including those executed by TWG and/or such other Persons necessary to create a Security Interest in favor of the Trustee and the Security holders in the Collateral.

       "COMMISSION" means the U.S. Securities and Exchange Commission.

       "CONSOLIDATED" means the consolidated results of TWG International and its Subsidiaries as determined in accordance with GAAP.

       "CONSOLIDATED COVERAGE RATIO" of TWG International on any date of determination (the "Transaction Date") means the ratio, on a PRO FORMA basis, of
(a) the aggregate amount of Consolidated EBITDA of TWG International attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed
of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of TWG International (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to TWG International's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; PROVIDED that for purposes of such calculation, (i) acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of TWG International attributable to interest on any Indebtedness bearing a floating interest rate shall be computed on a PRO FORMA basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period.

       "CONSOLIDATED EBITDA" means, with respect to TWG International, for any period, the Consolidated Net Income of TWG International for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated income tax expense (other than corporate income taxes paid in the Czech Republic), (ii) Consolidated depreciation and amortization expense [and provided further that amortization of pre-opening expenses for the Czech Casinos may only be added thereto in an aggregate amount up to $2,000,000 (including all such amounts added in all previous periods) and (iii) Consolidated Fixed Charges.

       "CONSOLIDATED FIXED CHARGES" of TWG International means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of interest (whether fixed or contingent) expensed or capitalized, paid, accrued or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of TWG International and its Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit, in each case to the extent attributable to such period. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by TWG International to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty of TWG International or a Subsidiary of TWG International of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

       "CONSOLIDATED NET INCOME" means, with respect to TWG International for any period, the net income (or loss) of TWG International and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business), (b) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and (c) the net income, if positive, of any of TWG International's Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

       "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 2001 Ross Avenue, Dallas, TX 75201-2936,
Attention:  Corporate Trust Department.

       "CYPRUS ENTITY" means an entity to be formed in Cyprus by TWG International as a direct Subsidiary.

       "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

       "DEFAULT RATE" means 17% per annum compounded semiannually, subject to the Maximum Rate.

       "EVENT OF DEFAULT" means any event or condition specified as such in
Section 5.1 which shall have continued for the period of time, if any, therein designated.

       "EXCESS CASH FLOW" means, for any period, TWG International's consolidated net income for such period (as determined by GAAP) adjusted as follows (in each case without duplication): PLUS (i) non-cash items which decrease consolidated net income, including, without limitation, depreciation expense and amortization expense (including amortization of deferred financing costs and original issue discounts), but only to the extent included in computing such consolidated net income, PLUS (ii) Undistributed Excess Cash Flow, MINUS (iii) the amount of Capital Expenditures actually paid during such period, not to exceed $100,000 in any Fiscal Year (provided that the amount of Capital Expenditures permitted for the Fiscal Year in which the issuance of the Securities occurs shall be pro rated based on the number of days remaining in such Fiscal Year from and after the Issue Date), MINUS (iv) the amount necessary to establish or maintain a working capital reserve, provided that such amount to be subtracted from consolidated net income from operations shall not exceed $100,000 in any Fiscal Year (provided further that such amount retained for working capital purposes for the Fiscal Year in which the issuance of the Securities occurs shall be pro rated based on the number of days remaining in such Fiscal Year from and after the Issue Date), MINUS (v) the amount necessary to establish or maintain a reserve for acquisitions of assets or capital stock (or other similar ownership interest) of local casinos located outside the United States and operations relating thereto, provided that such amount to be subtracted from consolidated net income from operations shall not exceed $1,500,000 (less the amount by which the Notes sold in the offer hereby exceeds $16,000,000) during the period from the Issue Date through the date all principal, together with all accrued and unpaid interest, is paid in full or is defeased pursuant to Section 10.2.

       "EXCESS PROCEEDS" shall have the meaning specified in Section 3.12.

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       "FISCAL YEAR" means the annual accounting period adopted by each Issuer, which shall initially be the annual accounting period ending December 31 of each year.

       "FUNDING COLLATERAL AGREEMENTS" means Collateral Agreements, as defined in the Funding Note.

       "FUNDING NOTE" means that certain $17,000,000 12% Senior Secured Note Due March 17, 2005 and Indenture by and between TWG International, as issuer and U.S. Trust Company of Texas, N.A., a Trustee, in the form set forth in the Funding Note Indenture.

       "FUNDING NOTE INDENTURE" means that Indenture dated as of the date hereof by and between TWG International, as issuer, and U.S. Trust Company of Texas, N.A.,as trustee.

       "GAAP" means United States of America generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, as the same are in effect on the Issue Date.

       "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness, and "Guaranteed" has a correlative meaning.

       "HOLDER," "SECURITYHOLDER" or any other similar term means the registered holder of any Security.

       "INCUR" OR "INCURRED" means to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become liable with respect to.

       "INCURRENCE DATE" has the meaning specified in Section 3.10.

       "INDEBTEDNESS" means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense, trade payable or winnings payable, if and to the extent any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition and all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability, PROVIDED that if the obligations so secured have not been assumed in full by such Person or are otherwise not such Person's legal liability in full, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien. Notwithstanding the foregoing, the term "Indebtedness" shall not include deferred compensation arrangements that are not evidenced by bonds, notes, debentures or similar instruments.

       "INDENTURE" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

       "INTEREST PAYMENT DATE" has the meaning specified in first paragraph of Form of Security herein.

       "INTEREST RECORD DATE" has the meaning specified in Section 2.4.

       "INVESTMENT" by any Person in any other Person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, gaming credits or deposits arising in the ordinary course of business); (c) the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; and (d) the making of any capital contribution by such Person to such other Person.

       "ISSUE DATE" means the date on which the Securities are originally issued under this Indenture.

       "ISSUER" means Trans World Gaming Corp., a Nevada corporation, and its wholly-owned subsidiaries, TWG International U.S. Corporation, a Nevada corporation and TWG Finance Corp., a Delaware corporation, and, subject to Article Nine, their successors and assigns, and to the extent required by Sections 310 to 317 of the Trust Indenture Act of 1939, any other obligor on the Securities.

       "JUNIOR INDEBTEDNESS" means any Indebtedness of the Issuer, whether outstanding at the date hereof or incurred thereafter, that is subordinate in right of payment, either pursuant to its terms or by operation of law, to the Securities, which Indebtedness provides for a fixed date when the principal thereof (disregarding any mandatory redemptions or pre-payments required in respect thereof) is due and payable.

       "KEY EMPLOYEE" means persons such as casino managers or sales and marketing managers, who are not executive officers but who make or are expected to make significant contributions to the business of the Issuer.

       "LIEN" means, with respect to any asset, any mortgage, including without limitation any multiple indebtedness mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

       "MAXIMUM RATE" has the meanings specified in Section 3.1

       "NET CASH PROCEEDS" means the aggregate cash proceeds received by TWG International or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, title insurance fees and premiums, filing and recordation fees, permit fees, landlord consent payments and other amounts required to be paid to transfer the assets that are the subject of such Asset Sale, sales commissions and legal, accounting and investment banking fees incurred in respect of such Asset Sale) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale; PROVIDED FURTHER, HOWEVER, that if the agreement or instrument governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow (whether as reserve for adjustment in respect of the purchase price or otherwise) or to indemnify the transferee for specified liabilities in a maximum stated amount for a stated period of time, the portion of the cash consideration that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligation shall not be deemed to be Net Cash Proceeds until the escrow terminates or the transferor ceases to segregate and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.

       "OBLIGATIONS" has the meaning specified in Section 14.2.

       "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board of Directors or the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and by the Treasurer or the Secretary or any Assistant Treasurer or Secretary of the Issuer and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 11.5.

       "OPERATIONS OFFICE" means with respect to the Trustee the office maintained by the Trustee or an affiliate thereof for the payment of interest and principal on the Securities.

       "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer or who may be other counsel satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 11.5, if and to the extent required hereby.

       "OUTSTANDING," when used with reference to Securities, means, subject to the provisions of Sections 6.8 and 7.4, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

       (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

       (b) Securities, or portions thereof, for the payment or redemption (i) of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer (if the Issuer shall act as paying agent) or (ii) of which moneys and/or Government Securities as contemplated by Section 10.2 in the necessary amount have been theretofore deposited with the Trustee (or another trustee satisfying the requirements of Section 6.9) in trust for the Holders of such Securities in accordance with
Section 10.2 and the conditions set forth therein have been satisfied; PROVIDED that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

       (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.6 (unless proof satisfactory to the Trustee is presented that any of such Securities is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

       "PAYMENT DEFAULT" has the meaning specified in Section 5.1.

       "PERMITTED INVESTMENT" means (a) any Investment in a Cash Equivalent, and
(b) an aggregate amount not to exceed $1,500,000 for the period commencing on the Issue Date and concluding on the date one hundred percent (100%) of all the principal amount of the Securities, together with accrued and unpaid interest thereon, is paid in full or is defeased pursuant to Section 10.2, to be used solely for the acquisition of casinos located outside of the United States and operations related thereto; provided, that (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a PRO FORMA basis to, such acquisition and (ii) such acquired assets will be subject to a first priority Lien for the benefit of the holders of the Securities pursuant to a security agreement in form and substance satisfactory to the holders of a majority of the aggregate outstanding principal amount of the Securities.

       "PERMITTED REFINANCING" has the meaning specified in the definition of Refinancing Indebtedness.

       "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

       "PRINCIPAL" wherever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include the face amount of the Security plus, when appropriate, the premium, if any.

       "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included on the most recent consolidated balance sheet of such Person in accordance with GAAP.

       "REFERENCE PERIOD" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities.

       "REFINANCED INDEBTEDNESS" has the meaning specified in the definition of Refinancing Indebtedness.

       "REFINANCING INDEBTEDNESS" means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace or refund any Indebtedness permitted to be incurred under the Indenture (the "Refinancing Indebtedness"); PROVIDED, HOWEVER, that (i) the principal amount of such Refinancing Indebtedness shall not exceed the principal or accreted amount (in the case of any Indebtedness issued with original issue discount, as such) of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (the "Refinanced Indebtedness"), (ii) the Refinancing Indebtedness shall rank in right of payment relative to the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Refinanced Indebtedness ("Permitted Refinancing"), and (iii) the Refinancing Indebtedness shall have a Average Life to Stated Maturity and a Stated Maturity equal to or greater than the Average Life to Stated Maturity and Stated Maturity of the Refinanced Indebtedness

       "RELATED BUSINESS" means the local casino gaming business outside the United States of America and other businesses necessary for, incident to, connected with, arising out of, in support of or developed or operated to permit or facilitate the conduct or pursuing of the local casino gaming business outside the United States all as then customarily conducted in the local casino gaming operations outside the United States.

       "RESPONSIBLE OFFICER" when used with respect to the Trustee means any officer in its Corporate Trust Office, or any other assistant officer of the Trustee in its Corporate Trust Office customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

       "RESTRICTED PAYMENT" means, (i) as to TWG International, (a) any dividend declared or paid to, or any distribution made for the benefit of, any holders of TWG International's Capital Stock, including TWG, (b) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of TWG International from any holders thereof, including TWG, (c) any purchase, redemption or other acquisition or retirement for value by TWG International or any of its Subsidiaries of any Indebtedness of any Issuer or its Subsidiaries (other than TWG International) or, prior to a scheduled mandatory sinking fund payment date or maturity date, of any Indebtedness of TWG International or its Subsidiaries, (ii) as to TWG, (a) any dividend declared or paid to, or any distribution made for the benefit of, any holders of TWG's Capital Stock as holders of such Capital Stock and (b) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of TWG from any holders thereof as holders of such Capital Stock; and (iii) as to TWG Finance (a) any dividend declared or paid to, or any distribution made for the benefit of, any holders of TWG Finance's Capital Stock as holders of such Capital Stock and (b) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of TWG Finance from any holders thereof as holders of such Capital Stock

       "RIGHT OF FIRST REFUSAL" has the meaning specified in Section 13.1

       "SECURITY" or "SECURITIES" (except as otherwise provided in Section 6.8) means any of the 12% Senior Secured Notes Due March 17, 2005 authenticated and delivered under this Indenture.

       "SECURITY INTEREST" has the meaning specified in Section 14.1.

       "SECURITIES ACT" means the Securities Act of 1933, as amended.

       "SUBSCRIPTION AGREEMENT" means the subscription agreement dated as of March 16, 1998, by and among TWG, TWG International, TWG Finance and the Securityholders.

       "SPECIAL RECORD DATE" has the meaning specified in paragraph 3 of the Form of Securities herein.

       "STATED MATURITY" means the date which all remaining unpaid principal and interest of Indebtedness is due and payable pursuant to the terms of document(s) evidencing such Indebtedness.

       "SUBSIDIARY" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

       "TWG" has the meaning specified in the first paragraph hereof.

       "TWG FINANCE" has the meaning specified in the first paragraph hereof.

       "TWG INTERNATIONAL" has the meaning specified in the first paragraph hereof.

       "TRUSTEE" means the entity identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article Six, shall also include any successor trustee.

       "UNDISTRIBUTED EXCESS CASH FLOW" means, for any period, that portion of the aggregate Excess Cash Flow from all prior periods which has not been previously used to repay principal amounts of the Securities.

       "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, a Subsidiary of such Person, all of the outstanding shares of Capital Stock of which (other than directors' qualifying shares) are at the time directly or indirectly owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more if its Wholly-Owned Subsidiaries.

       "ZNOJMO PROPERTY" means the property by Atlantic Properties s.r.o, an indirect Subsidiary of TWG International, upon which may be constructed a casino in Znojmo, Czech Republic.


                                     ARTICLE 2

                             ISSUE, EXECUTION, FORM AND
                             REGISTRATION OF SECURITIES

       SECTION 2.1 AUTHENTICATION AND DELIVERY OF SECURITIES. Securities in an aggregate principal amount not in excess of $17,000,000 (except as otherwise provided in Section 2.6) may be executed by the Issuer and delivered to the Trustee for authentication, and a responsible officer of the Trustee shall thereupon authenticate and deliver said Securities to the Issuer or upon the written order of the Issuer, signed by both (a) the Chairman of the Board of Directors or any Vice Chairman of the Board of Directors, or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and (b) by its Treasurer or Secretary or any Assistant Treasurer or Secretary without any further action by the Issuer.

       SECTION 2.2 EXECUTION OF SECURITIES. The Securities shall be signed on behalf of the Issuer by both (a) its Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and (b) by its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security which has been duly authenticated and delivered by the Trustee.

       In case any such officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such Persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such Person was not such officer.

       SECTION 2.3 CERTIFICATE OF AUTHENTICATION. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinabove recited, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

       SECTION 2.4 FORM, DENOMINATION AND DATE OF SECURITIES; PAYMENTS OF INTEREST IN CASH. The Securities and the Trustee's certificates of authentication shall be substantially in the form recited above. The Securities shall be issuable as registered securities without coupons and in denominations provided for in the form of Security above recited. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Issuer executing the same may determine with the approval of the Trustee.

       Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

       Each Security shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Security recited above.

       The Person in whose name any Security is registered at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the Interest Record Date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the Persons in whose names outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established after arrangements for payment reasonably satisfactory to the Trustee have been made by the Issuer by notice given by mail by or on behalf of the Issuer to the Holders of Securities not less than 15 days preceding such subsequent record date. The term "Interest Record Date" as used with respect to any Interest Payment Date (except a date for payment of defaulted interest) shall mean the 15th day of the month next preceding the month in which such interest payment date falls, whether or not such Interest Record Date is a Business Day.

       SECTION 2.5 REGISTRATION, TRANSFER AND EXCHANGE. The Issuer will keep at each office or agency to be maintained for the purpose as provided in Section
3.2 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

       Upon due presentation for registration of transfer of any Security at each such office or agency, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities in authorized denominations for a like aggregate principal amount.

       Any Security or Securities may be exchanged for a Security or Securities in other authorized denominations, in an equal aggregate principal amount. Securities to be exchanged shall be surrendered at each office or agency to be maintained by the Issuer for the purpose as provided in Section 3.2, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

       All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.

       The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities, provided however, the Issuer shall be responsible for all costs associated with perfection of the Security Interest in Collateral as to the transferee and obtaining a search of title prior thereto. No service charge shall be made for any such exchange or registration transaction.

       The Issuer shall not be required to exchange or register a transfer of
(a) any Securities for a period of 15 days next preceding the first mailing of notice of redemption of Securities to be redeemed or (b) any Securities selected, called or being called for redemption.

       All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

       SECTION 2.6 MUTILATED, DEFACED, DESTROYED, LOST AND STOLEN SECURITIES. In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuer in its discretion may execute, and the Trustee shall authenticate and deliver, a new Security bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of or in substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity agreement or bond as may be reasonably required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

       Upon the issuance of any substitute Security, the Issuer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, pay or authorize the payment of the same with written direction to the Trustee (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity (including a bond) as any of them may reasonably require to save each of them harmless and in every case of apparent destruction, loss or theft the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their reasonable satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

       Every substitute Security issued pursuant to the provisions of this
Section 2.6 by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder.

       SECTION 2.7 CANCELLATION OF SECURITIES; DISPOSITION THEREOF. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Securities held by it in accordance with its regulations and deliver a certificate to the Issuer with respect to such disposition from time to time upon written request. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

       SECTION 2.8 TEMPORARY SECURITIES. Pending the preparation of definitive Securities, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issuable as registered securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish, at its expenses, definitive Securities and thereupon temporary Securities may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for the purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities a like aggregate principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities. The Issuer shall not be obligated to issue definitive Securities until it or the Trustee shall have received such temporary Securities.

                                     ARTICLE 3

                              COVENANTS OF THE ISSUER

       SECTION 3.1 PAYMENT OF PRINCIPAL AND INTEREST. Each Issuer covenants and agrees as joint and several obligors that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities at the place or places, at the respective times as required by and in the manner provided in the Securities. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date sums sufficient to pay the installment. Anything herein or in the Securities to the contrary notwithstanding, the obligation of the Issuer hereunder shall be subject to the limitation that payments of interest to the Holder shall not be required to the extent that the receipt of any such payment by such Holder would be contrary to the provisions of law applicable to the Issuer which limit the maximum rate of interest which may be charged or collected by the Holder, including as set forth in Section 11.11 (the "Maximum Rate").

       SECTION 3.2 OFFICES FOR PAYMENTS, ETC. So long as any of the Securities remain outstanding, the Issuer will maintain at such place in the City of New York and at such other place, if any, as may be designated by the Issuer, the following: (a) an office or agency where the Securities may be presented for registration of transfer or for exchange as provided in this Indenture and (b) an office or agency where notices and demands to or upon the Issuer in respect of the Securities or of this Indenture may be served. The Issuer will initially maintain such offices or agencies with the corporate secretary at the Issuer's principal place of business and the Operations office of the Trustee in New York, New York. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

       SECTION 3.3 APPOINTMENT TO FILL A VACANCY IN OFFICE OF TRUSTEE. The Issuer, whenever necessary to avoid or fill a vacancy in the office of the Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.

       SECTION 3.4 PAYING AGENTS. Whenever the Issuer shall appoint a paying agent other than the Trustee or itself, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.4:

              (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities or of the Trustee; and

              (b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities when the same shall be due and payable.

       The Issuer will, at least one Business Day prior to each due date of the principal of or interest on the Securities, deposit with the paying agent a sum which is in immediately available funds on the due date sufficient to pay such principal or interest and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

       If the Issuer shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal or interest so becoming due. The Issuer, or paying agent which is not the Trustee, will promptly notify the Trustee in writing of any failure to take such action.

       Notwithstanding anything in this Section 3.4 to the contrary, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any paying agent hereunder, as required by this Section 3.4, such sums to be held by the Trustee upon the trusts herein contained.

       Notwithstanding anything in this Section 3.4 to the contrary, the agreement to hold sums in trust as provided in this Section 3.4 is subject to the provisions of Sections 10.4 and 10.5.

       The Issuer initially appoints the Trustee as paying agent.

       SECTION 3.5 OFFICERS' CERTIFICATES AS TO DEFAULT AND AS TO COMPLIANCE. Each Issuer will, so long as any of the Securities are outstanding:

              (a) deliver to the Trustee, forthwith upon becoming aware of any default or defaults in the performance of any covenant, agreement or condition contained in this Indenture (including notice of any event which with the giving of notice, lapse of time or both would become an Event of Default under Section 5.1 hereof), an Officers' Certificate specifying such default or defaults; and

              (b) deliver to the Trustee within 90 days after the end of each Fiscal Year of the Issuer beginning with the Fiscal Year ending December 31, 1998, an Officers' Certificate, to the effect that:

                     (i) a diligent review of the activities of the Issuer and its Subsidiaries during such year and of performance under this Indenture has been made under such officers' supervision, and

                     (ii) to the best of such officers' knowledge, based on such review, the Issuer has fulfilled all its obligations under this Indenture throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to them and the nature and status thereof.

       SECTION 3.6  MANDATORY PREPAYMENT.

              (a) Within forty-five (45) days of the end of the second and fourth quarter of each Fiscal Year, the Issuer shall (a) repay an aggregate principal amount of the Securities equal to the Excess Cash Flow for the 6-month period ending on the last day of such quarter, together with accrued and unpaid interest on such principal amount to the date of repayment, and (b) regardless of whether any repayment of principal is required under this Section, provide each Securityholder with a written notice containing in reasonable detail TWG International's calculation of Excess Cash Flow. Notwithstanding the preceding sentence, TWG International shall not be required to repay any principal under this Section unless Excess Cash Flow equals or exceeds the lesser of $250,000 or the aggregate principal amount of the Securities then outstanding, in which case all Excess Cash Flow then outstanding shall be used to repay principal in accordance with this Section. Any repayments of principal required by this Section shall be paid on an equal and ratable basis among the Securityholders in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Securities held by each Securityholder. The reduction in the principal amount of the Securities effected by repayments made under this Section may be made without presentation of the Securities and shall be binding on all future Securityholders. Securityholders shall make the appropriate notation on the Securities to indicate the amount of any repayments under this Section.

              (b) The prepayment will be made in the following manner. At least 15 days prior to the date on which the Issuer proposes to make the prepayment required by this Section 3.6, the Issuer shall give the Trustee written notice of such prepayment, which notice shall state the amount of the prepayment and the date the Issuer has selected that the prepayment be made, which date may not be later than 45 days from the end of the second and fourth quarters, as the case may be. The Trustee shall not be required to send a notice of mandatory redemption to the Holders with respect to such prepayment. At least one Business Day before the mandatory prepayment, the Issuer will deposit with the Trustee (or other paying agent) in immediately available funds the money to be used to prepay the Securities. When the money to effect the mandatory prepayment of the Securities is held by the Trustee for the purpose of effecting such prepayment, interest on that portion of the Securities to be prepaid shall cease to accrue on the reduction of principal on Securities made a result of the prepayment, and such notations shall be binding on the Securityholders and all future Securityholders, even if such holders do not make such notations on the certificates representing such Securities. The prepayments will be made by the Trustee in increments of $100.00.
       Any Excess Cash Flow which does not meet this requirement will be returned to the Issuer pursuant to its written instructions.

       SECTION 3.7 MAINTENANCE OF PROPERTIES, ETC. Each Issuer shall, and shall cause each of its Subsidiaries to, maintain its material properties and assets in working order and condition and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto as permitted by this Indenture, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be conducted in the usual and customary manner.

       Each Issuer shall, and shall cause each of its Subsidiaries to, maintain with insurers that the Issuer believes in good faith to be financially sound and reputable such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as it in good faith determines is customarily maintained by companies similarly situated with like properties.

       Each Issuer shall, and shall cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises, except to the extent permitted by this Indenture and except in such cases where the Board of Directors determines in good faith that failure to do so would not have a material adverse effect on the business, earnings, properties, assets, financial condition or results of operation of each such Issuer and its Subsidiaries. Nothing in this provision shall prohibit TWG from terminating its or its Subsidiaries' operations in the State of Louisiana, USA.

       Each Issuer shall, and shall cause each of its Subsidiaries to, comply in all material respects with all statutes, laws, ordinances, or government rules and regulations to which it is subject.

       Each Issuer shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies except as contested in good faith and by appropriate proceedings.

       For purposes of this Section, the obligations of this Section shall, as to TWG, be the obligations of TWG and its non TWG International Subsidiaries, and as to TWG International, be the obligations of TWG International and its Subsidiaries.

       SECTION 3.8 INDEBTEDNESS. Each Issuer will pay punctually and discharge when due and payable any Indebtedness heretofore or hereafter incurred or assumed by it and discharge, perform and observe the covenants, provisions and conditions to be discharged, performed and observed on the part of the Issuer in connection therewith, or in connection with any agreement or other instrument relating thereto.

       SECTION 3.9 BOOKS. Issuer will keep at all times proper books of record and account in which full, true and correct entries will be made of its transactions in accordance with Generally Accepted Accounting Principles.

       SECTION 3.10 LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.

              Except as may be consented in writing by not less than 50% in aggregate principal amount of the Securities at the time outstanding;

              (a) TWG INTERNATIONAL. Except as set forth below, TWG International will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that TWG International may Incur Indebtedness if, (i) no Default of this Indenture or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a PRO FORMA basis to, such Incurrence of Indebtedness; (ii) on the date of such Incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of TWG International for the Reference Period immediately preceding the Incurrence Date, after giving effect on a PRO FORMA basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.30 to 1; and (iii) such Indebtedness has an Average Life to Stated Maturity that exceeds the remaining Average Life to Stated Maturity of the Securities and has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Securities; (iv) such Indebtedness is subordinated in right of payment to the prior payment in full of the Securities pursuant to a subordination agreement in form and substance satisfactory to the holders of a majority of the aggregate outstanding principal amount of the Securities; and (v) such Indebtedness is not secured by the Collateral granted to the holders of the Securities.

       Notwithstanding the foregoing:

       (i) TWG International may incur Indebtedness evidenced by the Securities up to the amounts specified therein as of the date thereof;

       (ii) TWG International may incur at or after the Issue Date additional indebtedness consisting of:

                     (A) Indebtedness incurred to fund the construction of Znojmo Casino, PROVIDED that such Indebtedness is non recourse to TWG International or any of its Subsidiaries and no Lien securing such Indebtedness shall extend to or convert any assets or properties of TWG International or its Subsidiaries other than the Znojmo Property and the improvements, building equipment and fixtures located in or on the Znojmo Property;

                     (B) other purchase money Indebtedness incurred to purchase personal property for the purpose of engaging in or developing a Related Business, PROVIDED that the principal amount of such Indebtedness in the aggregate outstanding at any time (including any Indebtedness issued to refinance, replace or refund such Indebtedness) shall not exceed $500,000 and no Lien securing such Indebtedness shall extend to or cover any assets or properties other than the assets or property acquired with such purchase money Indebtedness and improvements thereon; and

                     (C) Indebtedness for working capital purposes, PROVIDED that the principal amount of such Indebtedness in the aggregate outstanding at any time (including any Indebtedness, issued to refinance, replace or refund such Indebtedness) shall be unsecured and may not exceed $100,000.

       (iii) TWG International may incur Refinancing Indebtedness with respect to any Indebtedness described in clauses (i) through (iii), inclusive, of this covenant so long as, in the case of secured Indebtedness used to refinance, refund or replace secured Indebtedness, such Refinancing Indebtedness is secured only by the assets that secured the Indebtedness so refinanced and if such Indebtedness being Refinanced was unsecured, the related Refinancing Indebtedness shall be unsecured; and

       (iv) TWG International may incur Indebtedness to any of its Wholly Owned Subsidiaries; PROVIDED, that such obligations shall be unsecured and subordinated in all respects to TWG International's obligations pursuant to the Securities.

       (v) TWG International shall Incur the Indebtedness pursuant to the Funding Note.

Indebtedness of any Person which is outstanding at the time such Person becomes a Subsidiary of TWG International (including by designation) or is merged with or into or consolidated with TWG International or a Subsidiary of TWG International shall be deemed to have been Incurred at the time such Person becomes such a Subsidiary of TWG International or is merged with or into or consolidated with TWG International or a Subsidiary of TWG International, as applicable.

       (b) TWG FINANCE. TWG Finance shall Incur no Indebtedness other than that evidenced by the Securities.

       SECTION 3.11 RESTRICTIONS ON ISSUANCE OF STOCK.

              (a) TWG International will not issue any additional Capital Stock and agrees that the Capital Stock of TWG International shall at all times constitute 100% of the total number of shares of each class of Capital Stock of TWG International. Furthermore, TWG International will not, and will not permit any of its direct Subsidiaries to, conduct any business through or otherwise own any outstanding shares or interests of any class of Capital Stock of, any other corporation, partnership, limited liability company or other Person, other than a Wholly Owned Subsidiary.

              (b) TWG International will not permit any of its Subsidiaries to issue any additional Capital Stock and agrees that the Capital Stock of its Subsidiaries pledged to TWG Finance in the Finance Indenture shall at all times constitute 100% of its U.S. Subsidiaries, Trans World Leasing Limited, a Gibraltar Company, and the Cyprus Entity, 66% of 21st Century Resorts a.s. and 100% of the Capital Stock of any U.S. Subsidiary and of any foreign Subsidiary, where such pledge shall not create a "deemed dividend" and 66% Of the Capital Stock of any foreign Subsidiary where a pledge of more than that percentage would create a "deemed dividend". Furthermore, TWG International will not permit any of its Subsidiaries to conduct any business through or otherwise own any outstanding shares or interests of any class of Capital Stock of, any other corporation, partnership, limited liability company or other Person, other than a Wholly-Owned Subsidiary.

              (c) TWG FINANCE. TWG Finance will not issue any additional Capital Stock and agrees that the Capital Stock of TWG Finance which is pledged to the holders of the Securities pursuant to the Collateral Agreements shall at all times constitute 100% of the total number of shares of each class of Capital Stock of TWG Finance. Furthermore, TWG Finance will not conduct any business through or otherwise own any outstanding shares or interests of any class of Capital Stock of, any other corporation, partnership, limited liability company or other Person, including a partially owned Subsidiary or a Wholly Owned Subsidiary.


       SECTION 3.12  RESTRICTIONS ON ASSET SALES.

              (a) TWG International shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Asset Sale, unless (i) TWG International (or such Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the shares or assets sold or otherwise disposed of

       (such determination of fair market value, in the case of an Asset Sale or a series of related Asset Sales involving assets with an aggregate fair market value in excess of $1,000,000, being evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate and an independent appraisal by an appraiser reasonably acceptable to the holders of 50% of the outstanding principal amount of Securities delivered to the Trustee), (ii) at least 85% of the consideration therefor received by the Issuer or such Subsidiary is in the form of cash; PROVIDED, HOWEVER, that the amount of (x) any liabilities (as shown on TWG International's or such Subsidiary's most recent balance sheet or in the notes thereto) of TWG International or any Subsidiary that are assumed by the transferee of any such assets without any further recourse to TWG International or any Subsidiary, including any Indebtedness of a Subsidiary whose stock is purchased by the transferee, and (y) any notes or other securities received by TWG International or any such Subsidiary from such transferee that are immediately converted by TWG International or such Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision, and (iii) in the case of an Asset Sale consisting of a sale by TWG International or any Subsidiary of Capital Stock of any Subsidiary of TWG International, all of the Capital Stock of such Subsidiary that is owned by TWG International or such Subsidiary must be sold. This Section shall not apply to those assets pledged to secure repayment of the 12% Secured Convertible Senior Bonds Due 1999, issued by TWG and Trans World Gaming of Louisiana, Inc.

              (b) No later than sixty (60) days after the receipt of Net Cash Proceeds from any such Asset Sale, TWG International may apply such Net Cash Proceeds to invest (including through Capital Expenditures) in properties and assets related to the gambling industry, consistent with other current business activities of TWG International, so long as the Security holders are granted a first lien and security interest in such assets and provided that such properties and assets are held by TWG International or one or more of its Subsidiaries. Any Net Cash Proceeds that are not applied as permitted by the preceding sentence shall constitute "Excess Proceeds." Excess Proceeds shall be paid to the Securityholders within fifteen (15) days of becoming Excess Proceeds in the same manner as Excess Cash Flow is paid in Section 3.6.

              (c) TWG Finance shall not make any Asset Sales other than pursuant to the Funding Note and Funding Collateral Agreements.

              (d) Nothing herein shall be construed to permit a sale of the Capital Stock of TWG Finance or TWG International.

       SECTION 3.13 DISTRIBUTIONS. The Issuers shall not declare or pay, or set apart any funds for the payment of any Restricted Payment.

       SECTION 3.14 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Except as set forth herein, neither TWG International nor its Subsidiaries shall permit any Subsidiary thereof to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (a) pay dividends or make any other distributions to TWG International or any Subsidiary thereof on its Capital Stock, (b) pay any Indebtedness owed to TWG International or any Subsidiary thereof, (c) make loans or advances to TWG International or any Subsidiary thereof, (d) transfer any of its properties or assets to TWG International or any Subsidiary thereof, (e) grant liens or security interests on the assets of TWG International or its Subsidiaries in favor of the holders of the Securities or (f) Guarantee the Securities or any renewals or refinancings thereof.

       SECTION 3.15 LIMITATION ON INVESTMENTS. TWG International shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Investments other than Permitted Investments and except as provided in Section
3.12. TWG Finance shall not, directly or indirectly, make any Investments.

       SECTION 3.16 LIMITATIONS ON LIENS. TWG International shall not, and shall not permit any Subsidiary to, directly or indirectly create, incur, assume or suffer to exist any Lien on any of their respective assets now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except as provided in Section 3.10, Section
3.11 and Section 3.12. TWG shall not directly or indirectly create, incur, assume or suffer to exist any Lien on the Capital Stock of TWG International and of TWG Finance other than as required in Article 14. TWG Finance shall not, directly or indirectly create, incur, assume or suffer to exist any Lien on any of its assets other than as required in Article 14.

       SECTION 3.17  TRANSACTIONS WITH AFFILIATES.

              (a) Except for transactions with Trans World Leasing Limited and the Cyprus Entity, neither TWG International nor any of its Subsidiaries shall directly or indirectly, sell, lease, license, transfer, exchange, or otherwise dispose of any of its properties, assets or services to, or purchase, lease, or license the use of any property, assets or services from, or transfer funds to, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, to, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction," whether constituting one transaction or a series of related transactions), unless (a) such Affiliate Transaction is on terms that are no less favorable to TWG International or the relevant Subsidiary than those that would have been obtained in a comparable transaction by TWG International or such Subsidiary with an unrelated person and (b) TWG International delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $100,000, a resolution of the Board of Directors of TWG International approved by a majority of the disinterested members of the Board of Directors, certifying that such Affiliate Transaction complies with clause (a) above, and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $250,000.00, an opinion as to the fairness of such Affiliate Transaction to TWG International or such Subsidiary from a financial point of view issued by an independent investment banking firm of national standing.

              (b) This Section does not limit, and shall not apply to, (i) the payment of reasonable annual compensation to directors or executive officers of the TWG and TWG

       International, or any Subsidiary of either (other than TWG Finance), (ii) transactions between TWG International and its Subsidiaries or between TWG International's Subsidiaries.

              (c) TWG Finance shall not enter into any Affiliate Transactions other than the transaction contemplated by the Funding Note and Collateral Funding Agreements.

       SECTION 3.18  CHANGE OF CONTROL.

              (a) Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Issuer to repurchase all or any part of such holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to one hundred percent (100%) of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following receipt of any Change of Control Offer, the Issuer shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section and that all Securities tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Security not tendered will continue to accrue interest in accordance with its terms; (4) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase", on the reverse of the Securities completed, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; and (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable to the Change of Control Offer.

              (b) On the Change of Control Payment Date, the Issuer will, to the extent lawful, (1) accept for payment Securities or portions thereof validly tendered pursuant to the Change of Control Offer, (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered, and (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers, Certificate identifying the Securities or portions thereof tendered to the Issuer. The paying agent will promptly mail to each Holder of Securities so accepted payment in an amount equal to the purchase price for such Securities, and the Trustee shall promptly authenticate and mail to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; PROVIDED, HOWEVER, that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

       SECTION 3.19 LINE OF BUSINESS. TWG International shall not, and shall not permit any of its Subsidiaries to, engage in any business other than acquiring, developing and operating local casinos outside the United States of America and a Related Business (operated outside the United States of America). TWG shall not, and shall not permit any of its Subsidiaries, (other than TWG International and its Subsidiaries) to engage in any business other than acquiring, developing and operating local casinos inside of the United States and marketing activities relating thereto, except TWG shall be permitted to do business in Bishkek. TWG Finance shall not engage in any business other than performance of its obligations arising under the Funding Note and Funding Indenture, the Funding Collateral Agreements, the Securities, the Indenture and all documents related to those two transactions.

       SECTION 3.20 PAYMENTS FOR CONSENT. None of the Issuers shall, nor shall permit any Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of the Securities for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities which so consent, waive or agree in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

       SECTION 3.21 LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS. TWG International shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any sale and leaseback transaction, provided that TWG International or any Subsidiaries may enter into a sale and leaseback transaction if (a) TWG International or such Subsidiary could have incurred the Indebtedness relating to such sale and leaseback transaction pursuant to Sections 3.10. hereof and (b) the net proceeds of such sale and leaseback transaction are at least equal to the fair market value of such property (such determination of fair market value in the case of a sale and leaseback transaction, being evidenced by a resolution of the Board of Directors of TWG International set forth in an Officers' Certificate delivered to the Trustee).

       SECTION 3.22 WAIVER OF STAY, EXTENSION OR USURY LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law had been enacted.

       SECTION 3.23 NON USA OPERATIONS. All business operations outside of the United States of America shall be under the control of and inure to the benefit of TWG International and its Wholly Owned Subsidiaries, except in Bishkek. All business operations other than those of TWG Finance within the United States and in Bishkek shall be under the control of and inure to the benefit of TWG. The business operations of TWG Finance shall be governed by this Indenture and the Collateral Agreements.

       SECTION 3.24 COST OF OPERATIONS. TWG International shall be solely responsible for all costs of operating TWG Finance, TWG International and TWG International's direct and indirect Subsidiaries. In addition, TWG International shall be responsible for costs of administration of TWG in the sum of $25,000 per month, through June 30, 1999, and for one hundred percent of such costs of administration upon the earlier of (a) the inability of TWG to pay such costs from income from its business operations in Louisiana, or (b) after June 30, 1999. TWG shall be solely responsible for (a) costs associated with its existing operations in the United States, (b) to the extent it has income from operations, costs of administration of TWG in excess of $25,000 per month through June 30, 1999, and (c) for no costs of administration from the earlier of (i) the date TWG no longer has adequate cash from its business operations in Louisiana to pay such costs, or (ii) June 30, 1999. Income generated from the Bishkek Facility shall not be used to fund administrative costs. Costs of administration refer to all costs associated with the TWG corporate headquarters in New York and London, including rent and salaries and expenses of all officers and employees at such location (or any successor location). Income from Bishkek, from Cage Cash in the Louisiana and Bishkek casinos and collateral pledged to the holders of the $4.8 million Senior Secured Notes of TWG and Trans World Gaming of Louisiana, Inc. due December 31, 2005 shall not be utilized to fund the costs of administration.

       SECTION 3.25 FUNDING DOCUMENTS. TWG International shall execute the Funding Note and Funding Collateral Agreements simultaneously with the execution of the Securities.

       SECTION 3.26 PAYMENTS. All sums received by TWG Finance from any source, including the Funding Note, shall be immediately tendered to the Trustee for disbursement pursuant to the terms of this Indenture.

       SECTION 3.27 NO MODIFICATION OF FUNDING NOTE. The Issuers agree that those rights granted to TWG Finance as the holder of the Funding Note and the Funding Collateral shall be exercised at the direction of the Trustee of this Indenture, including the waiver of any default and the enforcement of any default, including as against any property pledged to secure the repayment of the Funding Note. To the extent this Indenture permits the Securityholders to provide direction to the Trustee, the Securityholders shall be allowed to do so as to the Funding Note (including waiver of a default). Such vote necessary shall be the same as is necessary under this Indenture as to the same issue in the Funding Note, such as waiver of default, modification of terms, and so forth.

       SECTION 3.28 USE OF PROCEEDS. (a) Notwithstanding any provision contained herein to the contrary, on the Closing Date the proceeds of the sale of the Notes hereunder shall be released to TWG Finance and from TWG Finance to TWG International. TWG International shall then apply the proceeds of the sale of the Notes as follows: (i) to pay the purchase price of the Czech casinos pursuant to the Stock Purchase Agreement, certain liabilities assumed by TWG International in connection therewith and to fund certain obligations associated with the immediate operation of the Casinos (including cage cash and a bond) amounting approximately to $11,780,000; (ii) to pay certain indebtedness in the approximate amount of $1.36 million which was loaned by Value Partners, Ltd. to TWG; (iii) to pay the fees and expenses of the placement agent for the Notes incurred in connection with this transaction; (iv) to pay the fees and expenses of the Issuer, including legal and accounting, associated with the Casino acquisitions; (v) to pay the fees and expenses of domestic and international legal counsel of the Issuers and the purchasers of the Notes incurred in connection with this transaction, which fees and expenses are estimated in a Closing Statement (the "Closing Statement") delivered at Closing;
(vi) to pay the fees and expenses of the trustee and its counsel incurred in connection with this transaction, which fees and expenses are estimated in the Closing Statement; (vii) to reimburse TWG in the amount of $250,000 for expenses it incurred in connection with the development and acquisition of the Czech casinos; (viii) to expand the Ceska and Rozvadov casinos in an estimated amount of $1,100,000; (ix) to reimburse TWG for the reasonable and documented out-of-pocket costs and expenses that TWG incurs in connection with registering the Common Stock underlying the warrants issued to the purchasers of the Notes and warrants issued to other holders; (x) other reasonable incidental out-of-pocket costs expenses of TWG International incurred in connection with the transaction contemplated hereby; and (xi) with the remainder of the proceeds to be used solely by TWG International and its wholly-owned subsidiaries for working capital and to acquire local casinos located outside of the United States and operations relating thereto.

       (b) Upon release of any funds to TWG International after the closing, such proceeds shall at all times be kept by TWG International in a separate and segregated accounts in its own name and shall not be commingled with any accounts of TWG or any other subsidiaries of TWG.

       SECTION 3.29 POST CLOSING COOPERATION. Subsequent to the Issuer Date, the Issuers shall execute such documents as are necessary to grant the Security Interest in the Collateral and shall reimburse all reasonable costs and expenses incurred by counsel for the Securityholder in that process. Such documents shall be completed by June 1, 1998, unless such deadline is extended in writing by a majority of the holders of the Securities.

                                     ARTICLE 4

                         SECURITYHOLDERS' LISTS AND REPORTS
                           BY THE ISSUER AND THE TRUSTEE

       SECTION 4.1 ISSUER TO FURNISH TRUSTEE INFORMATION AS TO NAMES AND ADDRESSES OF SECURITYHOLDERS. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the
Securities:

              (a) semi-annually and not more than 15 days after each record date for the payment of interest on the Securities, as hereinabove specified, as of such record date; and

              (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished;

PROVIDED that if and so long as the Trustee shall be the Security registrar, such list shall not be required to be furnished.

       SECTION 4.2  PRESERVATION AND DISCLOSURE OF SECURITYHOLDERS' LISTS.

              (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Securities contained in the most recent list furnished to it as provided in Section 4.1 or maintained by the Trustee in its capacity as Security registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

              (b) The Security register maintained by the Trustee as register will be available for inspection by any Holder or its attorney in writing during normal business hours.

       SECTION 4.3  REPORTS BY THE ISSUER.  The Issuers covenant:

              (a) to cause TWG to file with the Commission, and within 15 days after TWG files the same with the Commission, file with the Trustee, and mail or furnish copies to the Trustee and cause the Trustee to mail to the Holders at their addresses as set forth in the register of the Securities, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which TWG may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or which TWG would be required to file with the Commission if the Issuer then had a class of securities registered under the Exchange Act;

              (b)   As soon as available and in any event within forty-five
       (45) days after the end of the first, second and third quarter of each Fiscal Year, TWG International will deliver the consolidated unaudited balance sheet of TWG International and its

       Subsidiaries as at the end of such quarter and the related consolidated unaudited statements of income, stockholders equity and cash flows for such quarter and for the portion of the Fiscal Year ended with such quarter. The financial statements required hereunder shall in each instance set forth in comparative form the corresponding figures as at the end of the corresponding quarter of the preceding Fiscal Year.

              (c) As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, TWG International will deliver
       (i) the consolidated balance sheet of TWG International and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year; and (ii) a report with respect to the financial statements from its independent public accountants, which report shall be unqualified as to going concern and scope of audit and shall state that (A) such consolidated financial statements present fairly the consolidated financial position of the TWG International and its Subsidiaries as of the dates indicated and the results of the operations and cash flow for the periods indicated in conformity with GAAP and (B) that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

              (d) As soon as available and in any event within fifteen (15) days after the end of each calendar month, TWG International will deliver unaudited statements of income for each of the casinos located in the Czech Republic, including in Ceska Kubice, Rozvadov and Znojmo (once operational) for such month and for the portion of the Fiscal Year ended with such month. The financial statements required hereunder shall in each instance set forth in comparative from the corresponding figures as at the end of the corresponding month of the preceding Fiscal Year.

              (e) As soon as available and in any event within seven (7) days after the end of each calendar week, TWG International will deliver unaudited statements of net win for each of the casinos located in the Czech Republic, including Ceska Kubice, Rozvadov and Znojmo (once operational), for such week.

              (f) to cause TWG's annual report to its common stockholders and any quarterly or other financial reports furnished to its common stockholders generally to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to TWG's common stockholders to the Holders at their addresses as set forth in the register of Securities;

              (g)    [reserved];

              (h)    If the Issuer is not subject to the requirements of such
       Section 13 or 15(d) of the Exchange Act, the Issuer shall nevertheless continue to cause the TWG annual and quarterly financial statements, including any notes thereto (and with respect to annual reports, a copy of an auditors' report by an accounting firm of established national reputation) and a "Management's Discussion and Analysis of Financial Condition and

       Results of Operations", comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act to be so filed with the SEC for public availability and the Trustee to be mailed to the Holders within 90 days after the end of the Issuer's Fiscal Year and within 45 days after the end of each of the first three quarters of each Fiscal Year. In either case, the Issuer shall continue to furnish Holders of the Securities with substantially the same quarterly and annual financial information with respect to the Issuer as provided in the Issuer's consolidated financial statements, including the notes thereto, for the year ended 1996;

              (i) The Issuer shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders of the Securities under this Section 4.3.

       SECTION 4.4  [Reserved]

                                     ARTICLE 5

                    REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                                ON EVENT OF DEFAULT

       SECTION 5.1 EVENT OF DEFAULT DEFINED; ACCELERATION OF MATURITY; WAIVER OF DEFAULT. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

              (a) default in the payment of any installment of interest on the Securities as and when the same becomes due and payable, and the continuance of such default for 15 calendar days; or

              (b) default in the payment of all or any part of the principal on the Securities as and when the same shall become due and payable either at maturity, upon acceleration or redemption or otherwise; or

              (c) failure on the part of any Issuer duly to observe or perform any covenants or agreements on the part of the Issuer contained in the Securities, in this Indenture, in the Subscription Agreement, in any of the Collateral Agreements, in the Funding Note, the Funding Collateral Agreements or any related documents, and the continuance of such failure for a period of 15 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Event of Default" hereunder and demanding that the Issuers remedy the same, is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding; or

              (d) default under any mortgage, indenture or instrument under which there may be issued or by which there maybe secured or evidenced any Indebtedness for money borrowed by any Issuer or any of its Subsidiaries (or the payment of which is Guaranteed by any Issuer or any of its Subsidiaries), which default is caused by a failure to pay due principal or interest on such Indebtedness after any applicable grace period (a "Payment Default"), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been and is continuing a Payment Default, aggregates $300,000 or more; or

              (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by any Issuer or any of its Subsidiaries (or the payment of which is Guaranteed by any Issuer or any of its Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been and is continuing a Payment Default or the maturity of which has been so accelerated and not rescinded, aggregates $300,000 or more; or

              (f) failure by any Issuer or any of its Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted coverage without a reservation of rights) aggregating in excess of $300,000, which judgments are not stayed or discharged within 15 days after their entry; or

              (g) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Issuer or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of any Issuer or any of its Subsidiaries or for any substantial part of the property of any Issuer or any of its Subsidiaries or ordering the winding up or liquidation of the affairs of any Issuer or any of its Subsidiaries and such decree or order shall remain unstayed and in effect for a period of 15 consecutive days; or

              (h) any Issuer or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of any Issuer or any of its Subsidiaries or for any substantial part of the property of any Issuer or any of its Subsidiaries, or any Issuer or any of its Subsidiaries shall make any general assignment for the benefit of creditors;

              (i) loss by the Issuer or any Subsidiary of any gambling license related to the Collateral or the legal right to operate any gaming establishment related to the Collateral including, without limitation, those necessary to the Ceska Kubice, Rozvadov and

       Znojmo locations, which loss of license is not remedied within ten (10) days (However, specifically excluding any license in the state of Louisiana).

              (j) indictment of any officer or Key Employee of any Issuer or any Subsidiary by any governmental authority;

              (k) fraud by an officer or Key Employee of any Issuer or any Subsidiary;

              (l) any Issuer does not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due;

              (m) any event which, in the reasonable judgment of Securityholders of 50% in principal amount of the Securities has a material adverse effect on the condition, operations, prospects or properties (financial or otherwise) of TWG International, TWG Financing or any of its Subsidiaries, taken as a whole;

              (n) any event or series of events within any one year period which causes a reduction or may cause a reduction in the value of the Collateral in excess of $300,000; or

              (o) if all or any part of the Collateral shall be further encumbered, hypothecated, mortgaged or made subject to any other lien or security interest, except as otherwise provided herein.

then, and in each and every such case (other than an Event of Default specified in clause (g) or (h) above relating to the Issuer), unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 50% in aggregate principal amount of the Securities then outstanding hereunder, by notice in writing to the Issuer (and to the Trustee if given by Securityholders) (the "Acceleration Notice"), may declare all the Securities and the accrued interest thereon to be due and payable immediately (the "Acceleration Date"). If an Event of Default specified in clause (g) or (h) above relating to the Issuer occurs, all the Securities and the accrued interest thereon shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder.

       SECTION 5.2 COLLECTION OF INDEBTEDNESS BY TRUSTEE; TRUSTEE MAY PROVE INDEBTEDNESS. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities when such interest shall have become due and payable, and such default shall have continued for a period of 15 days, or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities when the same shall have become due and payable, whether upon maturity or upon any redemption or by declaration or otherwise -- then upon demand by the Trustee the Issuer will pay to the Trustee for the benefit of the Holders of the Securities the whole amount that then shall have become due and payable on all such Securities for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the Default Rate); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including such amounts as shall be due the Trustee and each predecessor Trustee under Section 6.6.

       Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities to the registered Holders, whether or not the Securities be overdue.

       In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid including the enforcement of its rights under the Collateral Agreements, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities and collect in the manner provided by law out of the Property of the Issuer or other obligor upon the Securities, wherever situated, the moneys adjudged or decreed to be payable.

       In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or the property of the Issuer or such other obligor, or in case of any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.2, shall be entitled and empowered, by intervention in such proceedings or otherwise:

              (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or Property of the Issuer or such other obligor;

              (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings; and

              (c) to collect and receive any moneys or other Property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be due the Trustee, and each predecessor Trustee under Section 6.6.

       Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

       All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been sought.

       In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

       SECTION 5.3 APPLICATION OF PROCEEDS. Any moneys collected by the Trustee pursuant to this Article shall be applied in the following order at the date or dates fixed by the Trustee:

       FIRST: To the payment of all amounts due the Trustee and each predecessor Trustee under Section 6.6;

       SECOND: In case the principal of the Securities shall not have become and be then due and payable, to the payment of interest in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the Default Rate borne by the Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

       THIRD: In case the principal of the Securities shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the Default Rate borne by the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal and accrued and unpaid interest; and

       FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

              Whenever moneys are to be applied pursuant to this Section 5.3, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard for the amount of such moneys available for application, the likelihood of additional moneys becoming available for such application in the future, and potential expenses relating to the exercise of any remedy or right conferred on the Trustee by this Indenture. Whenever the Trustee shall apply such moneys, it shall fix the date (which shall be an Interest Payment Date unless it shall deem an earlier date more suitable) upon which such application is to be made, and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date. Whenever the principal of and interest on all Securities have been paid in full under the provisions of this
Section 5.3 and all expenses and charges of the Trustee have been paid, any balance remaining in the Trust Estate shall be paid as provided in Section 10.6 of this Indenture.

       SECTION 5.4 SUITS FOR ENFORCEMENT. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture or the Collateral Agreements by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or the Collateral Agreements or in aid of the exercise of any power granted in this Indenture or the Collateral Agreements or to enforce any other legal or equitable right vested in the Trustee by this Indenture or the Collateral Agreements or by law.

       SECTION 5.5 RESTORATION OF RIGHTS ON ABANDONMENT OF PROCEEDINGS. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

       SECTION 5.6 LIMITATIONS ON SUITS BY SECURITYHOLDERS. No Holder shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the

Securities then outstanding shall have made written request upon the Trustee to institute such action or proceeding in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 30 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section 5.6, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

       SECTION 5.7 UNCONDITIONAL RIGHT OF SECURITYHOLDERS TO INSTITUTE CERTAIN SUITS. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

       SECTION 5.8 POWERS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER OF DEFAULT. Except as provided in Section 2.6, no right or remedy herein or under the Collateral Agreements conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or under the Collateral Agreements or now or thereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Collateral Agreements, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

       No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and subject to
Section 5.6, every power and remedy given by this Indenture or under the Collateral Agreements or by law to the Trustee or to the Securityholders may be exercised from time to time, as often as shall be deemed expedient, by the Trustee or by the Securityholders.

       SECTION 5.9 CONTROL BY SECURITYHOLDERS. The Holders of 50% in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture; PROVIDED that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture; PROVIDED, FURTHER, that the Trustee is provided with reasonable indemnification by the Holders prior to taking such action; and PROVIDED, FURTHER, that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceeding so directed would involve the Trustee in any financial or other liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 6.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

       Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Securityholders.

       SECTION 5.10 WAIVER OF PAST DEFAULTS. The Holders of 50% in aggregate principal amount of the Securities at the time outstanding, by notice to the Issuer and the Trustee, may on behalf of all Holders, upon providing the Trustee with reasonable indemnity with respect to any action that might be taken by the Holders not so consenting, provide forbearances, waive any default or Event of Default hereunder and its consequences under this Indenture including acceleration, except a default in the payment of principal of or interest on any of the Securities or on the Funding Note. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

       Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

       SECTION 5.11 TRUSTEE TO GIVE NOTICE OF DEFAULT, BUT MAY WITHHOLD IN CERTAIN CIRCUMSTANCES. The Trustee shall transmit to the Securityholders, as the names and addresses of such Holders appear on the registry books, notice by mail of all defaults actually known to a Responsible Officer of the Trustee, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term "default" or "defaults" for the purposes of this Section 5.11 being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); PROVIDED that, except in the case of default in the payment of the principal of or interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders.

       SECTION 5.12 RIGHT OF COURT TO REQUIRE FILING OF UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each Holder by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.12 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders holding in the aggregate more than 25% in aggregate principal amount of the Securities outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.

       SECTION 5.13 EXCESS CASH FLOW. All references to payments of principal and interest include Excess Cash Flow payments required by this Indenture.

                                     ARTICLE 6

                               CONCERNING THE TRUSTEE

       SECTION 6.1 DUTIES AND RESPONSIBILITIES OF THE TRUSTEE; DURING DEFAULT; PRIOR TO DEFAULT. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

       No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

              (a) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

                     (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                     (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

              (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

              (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a 50% in principal amount of the Securities at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

              (d) the Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Trustee obtains written notice of such default; and

              (e) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

       None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such liability is not assured to the reasonable satisfaction of the Trustee.

       SECTION 6.2  CERTAIN RIGHTS OF THE TRUSTEE.  Subject to Section 6.1:

              (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed), and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer;

              (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

              (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security and/or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

              (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

              (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding; PROVIDED that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand;

              (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, custodians or nominees not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder; and

              (h) the Trustee makes no representation as to the validity or adequacy of this Indenture, the Collateral, or the Securities. It shall not be accountable for the Issuers' use of the proceeds from the sale of the Securities, and it shall not be responsible for any statement in the Securities, other than its authentication. Except required by Section
       14.6 of this Indenture, the Trustee shall not be responsible for any recording, re-recording, filing or refiling of this Indenture or other document to perfect the Trust Estate's security interest in the Collateral. The Trustee shall not be bound to ascertain or inquire as to the performance of the obligations of the Issuer under this Indenture or the Collateral

       Agreements. The Trustee may nevertheless require the Issuer to furnish information regarding performance of its obligations hereunder and under the Collateral Agreements, but is not obligated to do so.


       SECTION 6.3 TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITION OF SECURITIES OR APPLICATION OF PROCEEDS THEREOF. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof. The Trustee shall not be accountable or responsible for any information, statement or recital in any prospectus, private offering memorandum or any other disclosure material prepared or distributed in connection with the distribution of the Securities.

       SECTION 6.4 TRUSTEE AND AGENTS MAY HOLD SECURITIES; COLLECTIONS, ETC. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 6.8 and 6.13, if operative, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

       SECTION 6.5  MONEYS HELD BY TRUSTEE.  Subject to the provisions of
Section 10.6 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

       SECTION 6.6 COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIM. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, (including, without limitation, expenses incurred in connection with notices and other communications to Holders) disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee, and each predecessor trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer under this
Section 6.6 to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all Property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim. The Trustee and Issuer shall enter into a Fee Agreement acceptable to the Trustee and Issuer.

       SECTION 6.7 RIGHT OF TRUSTEE TO RELY ON OFFICERS' CERTIFICATE, ETC. Subject to Section 6.1, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant and protection to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

       SECTION 6.8  [Reserved].

       SECTION 6.9 PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or territory or of the District of Columbia having a combined capital and surplus of at least $50,000,000 (or being a member of a bank holding system with such an aggregate combined capital and surplus), and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Issuer nor any Person directly or indirectly controlling, controlled by or under common control with the Issuer may serve as Trustee hereunder. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

       SECTION 6.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE. The Trustee may resign at any time by so notifying the Issuer in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Issuer's consent which consent shall not be unreasonably withheld. The Issuer may remove the Trustee if:

              (a)  the Trustee fails to comply with Section 6.8 or 6.9;

              (b)  the Trustee is adjudged a bankrupt or an insolvent;

              (c) a receiver or other public officer takes charge of the Trustee or its property; or

              (d)  the Trustee becomes incapable of acting.

       If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee that is reasonably acceptable to the Holders of a majority in principal amount of the Securities. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

       A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the senior claim provided in Section 6.6 and upon being paid the compensation due to it in Section 6.6), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

       If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 25% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

       If the Trustee fails to comply with Section 6.8, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

       Notwithstanding replacement of the Trustee pursuant to this Section 6.10, the Issuer's obligations under Section 6.6 shall continue for the benefit of the retiring Trustee.

       SECTION 6.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, the trustee ceasing to act shall upon being paid the amounts due it under Section 6.6 pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all Property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

       No successor trustee shall accept appointment as provided in this Section
6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9. No Trustee under this Indenture shall be personally liable for any action or omission of any successor trustee.

       SECTION 6.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF TRUSTEE. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, PROVIDED that such corporation shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

       In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee to authenticate Securities in the name of any predecessor Trustee shall have; PROVIDED that the right to adopt the certificate of authentication of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

       SECTION 6.13  [Reserved].

       SECTION 6.14 INTERVENTION IN LITIGATION. In any judicial proceedings with respect to the Securities to which the Issuer is a party the Trustee may intervene on behalf of Holders and shall, subject to Section 6.2 of this Indenture, intervene if requested in writing by Holders owning not less than fifty percent (50%) in aggregate principal amount of Securities then Outstanding.

       SECTION 6.15 APPOINTMENT OF CO-TRUSTEES. At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Issuer (and in case of an Event of Default has occurred and is continuing, the Trustee) shall have the power to appoint one or more persons approved by the Trustee either to act as co-trustee or co-trustees jointly with the Trustee of all or any part of the Collateral, or to act as separate trustee or separate co-trustees of all or any part of the Collateral, and to vest in such person or persons, in such capacity, such title to the Collateral or any part of it, and/or such rights, powers, duties, trusts or obligations as the Issuer and/or the Trustee may consider necessary or desirable subject to the remaining provisions of this Section 6.15. Upon the request of the Trustee or of Holder owning not less than fifty percent (50%) in aggregate principal amount of Securities then Outstanding, the Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effect such appointment. If the Issuer shall not have joined in such appointment within 30 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. The Issuer shall execute, acknowledge and deliver all such instruments as may be required by any such co-trustee or separate trustee for more fully confirming such title, rights, powers, trusts, duties and obligations to such co-trustee or separate trustee. Every co-trustee or separate trustee shall, to the extent permitted by law or any applicable contract, be appointed subject to the following terms, namely:

              (i) all rights, powers, trusts, duties and obligations conferred or imposed upon the trustees shall be conferred or imposed upon and exercised or performed by the Trustee, or by the Trustee and such co-trustee, or separate trustee, jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that, under the law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such act or acts shall be performed by such co-trustee or separate trustee;

              (ii) any request in writing by the Trustee to any co-trustee or separate trustee to take or to refrain from taking any action under this Indenture shall be sufficient warrant for the taking, or the refraining from taking, of such action by such co-trustee or separate trustee;

              (iii) any co-trustee or separate trustee to the extent permitted by law may delegate to the Trustee the exercise of any right, power, trust, duty or obligation, discretionary or otherwise;

              (iv) the Trustee at any time, by an instrument in writing, with the concurrence of the Issuer evidenced by a resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 6.15, and, in case an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuer; upon the request of the Trustee, the Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal; a successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 6.15;

              (v) no trustee under this Indenture shall be personally liable by reason of any act or omission of any co-trustee or separate trustee under this Indenture.

              (vi) any demand, request, direction, appointment, removal, notice, consent, waiver or other action in writing executed by any Holder and delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee; and

              (vii) any moneys, papers, securities or other items of personal property received by any such co-trustee or separate trustee under this Indenture shall forthwith, so far as may be permitted by law, be turned over to the Trustee.

Upon the acceptance in writing of appointment by any such co-trustee or separate trustee, it, she or he shall be vested with the pledge and assignment of the Collateral and with such rights, powers, duties, trusts or obligations as shall be specified in the instrument of appointment, jointly with the Trustee (except insofar as local law makes it necessary for any such co-trustee or separate trustee to act alone), subject to all the terms of this Indenture. Every such acceptance shall be filed with the Trustee and the Issuer.

       SECTION 6.16 EFFECT OF DEATH, INCAPACITY, RESIGNATION OR REMOVAL OF CO-TRUSTEE OR SEPARATE TRUSTEE. In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, the pledge and assignment of the Collateral and all rights, powers, trusts, duties and obligations of the co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Trustee unless and until a successor co-trustee or separate trustee shall be appointed in the same manner as provided for with respect to the appointment of a successor Trustee pursuant to Section 6.10 of this Indenture.

                                     ARTICLE 7

                           CONCERNING THE SECURITYHOLDERS

       SECTION 7.1 EVIDENCE OF ACTION TAKEN BY SECURITYHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in Person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Trustee and the Issuer if made in the manner provided in this Article.

       SECTION 7.2 PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF SECURITIES. Subject to Sections 6.1 and 6.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the

Trustee. The holdings of Securities shall be proved by the Security register or by a certificate of the registrar thereof.

       SECTION 7.3 HOLDERS TO BE TREATED AS OWNERS. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

       SECTION 7.4 SECURITIES OWNED BY ISSUER DEEMED NOT OUTSTANDING. In determining whether the Holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities (other than any holder of Securities on the Issuance Date) shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Responsible Officer actually knows are so owned shall be so disregarded. "Actual knowledge" means the fact of knowing without a duty to investigate. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor of the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons; and, subject to Section 6.1, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth.

       SECTION 7.5 RIGHT OF REVOCATION OF ACTION TAKEN. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities.

                                     ARTICLE 8

                              SUPPLEMENTAL INDENTURES

       SECTION 8.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF SECURITYHOLDERS. The Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental heretofor one or more of the following purposes:

              (a)    to cure any ambiguity, defect or inconsistency;

              (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

              (c) to provide for the assumption of the Issuer's obligations hereunder to the Holders in the case of a merger or consolidation pursuant to Article Nine hereof; or

              (d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder.

       The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

       Any supplemental indenture authorized by the provisions of this Section
8.1 may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 8.2.

       SECTION 8.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITYHOLDERS. With the consent (evidenced as provided in Article Seven) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities), the Issuer, when authorized by a resolution of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; PROVIDED that no such supplemental indenture shall, without the consent of each Holder affected thereby (with respect to any Securities held by a non-consenting Securityholder), (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities, (iii) reduce the rate of or change the time for payment of interest on any Security, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities and a waiver of the payment default that resulted from such acceleration), (v) make any Security payable in money other than that stated in the Securities, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or interest on the Securities, (vii) waive a redemption payment with respect to any Security or (viii) make any change in the foregoing amendment and waiver provisions.

       The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any indenture supplemental hereto. If a record date is fixed, then those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

       Upon the request of the Issuer accompanied by a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the required Securityholders and other documents, if any, required by Section 7.1, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

       It shall not be necessary for the consent of the Securityholders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

       Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section 8.2, the Issuer shall mail a notice thereof by first-class mail to the Holders of Securities at their addresses as they shall appear on the registry books of the Issuer, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

       SECTION 8.3 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

       SECTION 8.4 DOCUMENTS TO BE GIVEN TO TRUSTEE. In connection with the execution and delivery of any supplemental indenture pursuant to this Article Eight, the Trustee shall receive an Officers' Certificate and an Opinion of Counsel and, subject to the provisions of Sections 6.1 and 6.2, may rely thereon as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture. The Opinion of Counsel delivered pursuant to this Section 8.4 shall include a statement that the execution, delivery and performance of such supplemental indenture by the Issuer shall not result in a breach or violation of, or constitute a default under, this Indenture. Subject to Section 6.1, the Trustee may conclusively rely on an Opinion of Counsel with respect to the effect a supplemental indenture will have on a Holder under Section 8.1(d).

       SECTION 8.5 NOTATION ON SECURITIES IN RESPECT OF SUPPLEMENTAL INDENTURES. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities then outstanding.

                                     ARTICLE 9

                    NO CONSOLIDATION, MERGER, SALE OR CONVEYANCE

       Except with the prior written consent of each Holder, neither of the Issuers shall consolidate with, or merge with or into (whether or not such Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets as an entirety in one or more related transactions to, another corporation, person or entity. For purposes of this Article 9, the transfer (by lease, assignment, sale or otherwise), in a single transaction or series of transactions), of all or substantially all of the properties or assets of one or more Subsidiaries of the Issuer, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer. Nothing herein shall prohibit TWG or Trans World Gaming of Louisiana, Inc. from selling or otherwise disposing of assets (other than any interest in TWG International) to satisfy claims of the holders of those certain 12% Secured Convertible Senior Bonds due 1999.

                                     ARTICLE 10

                             SATISFACTION AND DISCHARGE
                           OF INDENTURE; UNCLAIMED MONEYS

       SECTION 10.1 SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect as to all outstanding Securities (except as to (A) rights of registration of transfer and exchange, and the Issuer's right of optional redemption, (B) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (C) rights of Holders to receive payments of principal thereof and interest thereon, (D) the rights, obligations and immunities of the Trustee hereunder and (E) the rights of the Securityholders as beneficiaries hereof with respect to the property so deposited with the Trustee under the provisions of this Section 10.1) when (a) all outstanding Securities, except lost, stolen or destroyed Securities which shall have been replaced, as provided in Section 2.6, or paid have been delivered to the Trustee for cancellation or (b) the Issuer shall have paid or caused to be paid the principal of and interest on the Securities outstanding hereunder, as and when the same shall have become due and payable, or (c) (i) the Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the Trustee upon the giving of notice of redemption, and (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee, as trust funds, (A) money in an amount or (B) Government Securities which through the payment of interest and principal will provide, no later than one day before the due date of payments in respect of the Securities, money in an amount or (C) a combination thereof, any one of options (A), (B) or (C) being sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and interest on the outstanding Securities to the date of maturity or redemption, as the case may be. The Trustee, on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture. The Issuer agrees to reimburse the Trustee for any costs or expenses (including the reasonable fees of its counsel) there after reasonably and properly incurred, to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities and to indemnify the trust referred to in Section 10.2(a) for any tax liability and pay any expenses of such trust not otherwise provided for pursuant to such Section.

       SECTION 10.2 DEFEASANCE AND DISCHARGE OF INDENTURE. The Issuer shall be deemed to have paid and discharged the entire Indebtedness on all the outstanding Securities on the date of the deposit referred to in subparagraph
(a) hereof, and the provisions of this Indenture, as it relates to such outstanding Securities, shall no longer be in effect (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except as to: (1) rights of registration of transfer and exchange, and the Issuer's right of optional redemption, (2) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (3) rights of Holders to receive payments of principal thereof and interest thereon, (4) the rights, obligations and immunities of the Trustee hereunder and (5) the rights of the Securityholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them; PROVIDED that all of the following conditions shall have been satisfied:

              (a) the Issuer has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 6.9) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (i) money in an amount or (ii) Government Securities which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to below money in an amount, or (iii) a combination thereof, any one of options (i), (ii) or
       (iii) being sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of and each installment of principal and interest on the outstanding Securities as of the maturity date of such principal or installment of interest;

              (b)    [reserved];

              (c) such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound;

              (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

              (e) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Holders of the Securities shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposits, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, (ii) the creation of the trust will not violate the Investment Company Act of 1940, as amended, and (iii) Holders of the Securities will have a valid, first priority lien on the trust funds; and

              (f) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

       SECTION 10.3 DEFEASANCE OF CERTAIN OBLIGATIONS. The Issuer may omit to comply with any term, provision or condition set forth in Article 13 and in Sections 3.5 to 3.13 inclusive, and will not be subject to the Events of Default described under clauses (d), (e) and (f) of Section 5.1 hereof, with respect to the Securities, if all of the following conditions have been satisfied:

              (a) the Issuer has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 6.9) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (i) money in an amount, or (ii) Government Securities which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to below money in an amount, or (iii) a combination thereof, any one of options (i), (ii) or
       (iii) being sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of and each installment of principal and interest on the outstanding Securities on the maturity date of such principal or installment of principal or interest;

              (b)    [Reserved].

              (c) such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound;

              (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

              (e) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Holders of the Securities shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, (ii) the creation of the trust will not violate the Investment Company Act of 1940, as amended, and (iii) Holders of the Securities will have a valid, first-priority lien on the trust funds; and

              (f) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section 10.3 have been complied with.

       SECTION 10.4 APPLICATION BY TRUSTEE OF FUNDS DEPOSITED FOR PAYMENT OF SECURITIES. Subject to Section 10.6, all moneys and Governmental Securities deposited with the Trustee pursuant to Sections 10.1, 10.2 and 10.3 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as paying agent), to the Holders of the particular Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money and Government Securities need not be segregated from other funds except to the extent required by law.

       SECTION 10.5 REPAYMENT OF MONEYS HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture all moneys and Government Securities then held by any paying agent under the provisions of this Indenture shall, upon demand of the Issuer, be repaid to the Issuer or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys and Government Securities .

       SECTION 10.6 RETURN OF MONEYS HELD BY TRUSTEE AND PAYING AGENT UNCLAIMED FOR ONE YEAR. Any moneys and Government Securities deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security and not applied but remaining unclaimed for one year after the date upon which such principal or interest shall have become due and payable shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such paying agent, and the Holder of such Security shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys and Government Securities shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such paying agent before being required to make any such repayments may, at the expense of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. In the event any Securities are not presented for payment when due, either at maturity or at the date fixed for redemption thereof or otherwise, if funds sufficient to pay such Securities shall have been made available to the Trustee or Paying Agent for the benefit of the Holders thereof, all liability of the Issuer to the Holders for payment of such Securities shall terminate and be completely discharged. The Trustee shall hold such segregated funds, without liability for interest thereon, for the benefit of the Holders, who shall thereafter be restricted exclusively to such funds for the satisfaction of any claim of whatever nature on their part under this Indenture or relating to such Securities.

       SECTION 10.7 REINSTATEMENT. If the Trustee or paying agent is unable to apply any moneys or Government Securities in accordance with this Article Ten by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Ten until such time as the Trustee or paying agent is permitted to apply all such moneys or Government Securities in accordance with this Article; PROVIDED, HOWEVER, that if the Issuer has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the

Holders of such Securities to receive such payment from the moneys or Government Securities held by the Trustee or paying agent.

                                     ARTICLE 11

                              MISCELLANEOUS PROVISIONS

       SECTION 11.1 INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS OF ISSUER EXEMPT FROM INDIVIDUAL LIABILITY. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer, employee, director, or creditor, as such, of the Issuer or the Trustee or any subsidiary of the Issuer or any successor of the Issuer or the Trustee or any such subsidiary, whether directly or through the Issuer or any subsidiary of the Issuer or any successor of the Issuer or any such subsidiary, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

       SECTION 11.2 PROVISIONS OF INDENTURE FOR THE SOLE BENEFIT OF PARTIES AND SECURITYHOLDERS. Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained.

       SECTION 11.3 SUCCESSORS AND ASSIGNS OF ISSUER BOUND BY INDENTURE. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

       SECTION 11.4 NOTICES AND DEMANDS ON ISSUER, TRUSTEE AND SECURITYHOLDERS. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer shall be given or served by (i) delivery in Person, (ii) telecopy (confirmed by copy sent by first-class mail) or (iii) certified or registered mail, return receipt requested (except as otherwise specifically provided herein), in each case addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Trans World Gaming Corp., One Penn Plaza, Suite 1503, New York, NY 10119, Attention: President (Telecopy No.:
(212) 563-3380). Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by one of the methods described in the first sentence of this Section 11.4, addressed to the Corporate Trust Office (Telecopy No.: 212-754-1303).

       Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. Any notice which is delivered, telecopied (and confirmed by mail) or mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the addressee receives such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

       In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice or confirm by mail telecopy notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

       SECTION 11.5 COMPLIANCE CERTIFICATES AND OPINIONS OF COUNSEL; STATEMENTS TO BE CONTAINED THEREIN. Upon an application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee (i) an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with and (iii) if appropriate, an Accountants' Certificate stating that in the opinion of such accountants all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

       Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

       Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters and information which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

       Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

       Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

       SECTION 11.6 PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

       SECTION 11.7 [Reserved].

       SECTION 11.8 APPLICABLE LAW. NEW YORK LAW TO GOVERN. THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN CHOICE OF LAW RULES) OF SAID STATE. THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES AND THE ISSUER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH UNITED STATES FEDERAL OR NEW YORK STATE COURT. THE ISSUER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDINGS IN SUCH RESPECTIVE JURISDICTIONS. THE ISSUER IRREVOCABLY CONSENTS TO THE

SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY COURT IN OR OF THE STATE OF NEW YORK BY THE DELIVERY OF COPIES OF SUCH PROCESS TO THE ISSUER, AT ITS ADDRESS SPECIFIED IN SECTION 11.4 HEREOF OR BY CERTIFIED MAIL DIRECT TO SUCH ADDRESS.

     WHENEVER POSSIBLE EACH PROVISION OF THIS INDENTURE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS INDENTURE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS INDENTURE. WHENEVER IN THIS INDENTURE REFERENCE IS MADE TO THE ISSUER OR A HOLDER, SUCH REFERENCE SHALL BE DEEMED TO INCLUDE, AS APPLICABLE, A REFERENCE TO THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. THE PROVISIONS OF THIS INDENTURE SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF SUCH SUCCESSOR AND ASSIGNS. THE ISSUER'S SUCCESSORS AND ASSIGNS SHALL INCLUDE, WITHOUT LIMITATION, A RECEIVER, TRUSTEE OR DEBTOR IN POSSESSION FOR THE ISSUER.

       SECTION 11.9 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

       SECTION 11.10 EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

       SECTION 11.11 WAIVER OF USURIOUS INTEREST. All agreements between Issuer, the Trustee and the Holders, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the final maturity date of the Securities or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Holders exceed the maximum amount permissible under the laws of the State of New York (hereinafter the "Applicable Law"). If, from any circumstance whatsoever, interest would otherwise be payable to the Holders in excess of the maximum amount permissible under Applicable Law, the interest payable to the Holders shall be reduced to the maximum amount permissible under Applicable Law, and if from any circumstance the Holders shall ever receive anything of value deemed interest by the Applicable Law in excess of the maximum amount permissible under the Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid principal balance of principal hereof, such excess shall be refunded to Issuer. All interest paid or agreed to be paid to the Holders shall, to the extent permitted by the Applicable Law, be amortized, prorated, allocated and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under the Applicable Law. The Holders expressly disavow any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under the Applicable Law. This paragraph shall control agreements between the Issuer and the Holders.

       SECTION 11.12 VALUE OF SECURITIES. To the extent lawful, Warrants issued pursuant to the Subscription Agreement have a deminimus value and shall be valued at zero for U.S. income tax purpose, including adjustment to the Securities.

                                     ARTICLE 12

                              REDEMPTION OF SECURITIES

       SECTION 12.1 RIGHT OF OPTIONAL REDEMPTION; PRICES. Subject to the terms and conditions of this Indenture, the Issuer at its option may redeem all or any portion of, the Securities upon payment of the amount redeemed, together with accrued and unpaid interest to the date fixed for redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). To exercise this option to redeem the Securities, the Issuer shall give the Trustee written notice thereof not less than 30 but not no more than 60 days prior to the redemption date selected by the Issuer and specified in such notice. If less than all of the Securities are to be redeemed, then the Issuer shall specify the principal amount of Securities to be redeemed. The redemption price shall be equal to unpaid principal to be redeemed and accrued and unpaid interest to the date fixed for redemption.

If less than all of the Outstanding Securities are to be called for redemption, the Securities shall be redeemed on a reasonably proportionate basis, in minimum amounts of $100.00, according to the principal amount of securities represented by such Securities Outstanding

       SECTION 12.2 NOTICE OF REDEMPTION. Notice of redemption to the Holders of Securities to be redeemed as a whole shall be given by mailing notice of such redemption by first-class mail, postage prepaid, at least 30 and not more than 60 days prior to the date fixed for redemption to such Holders of Securities at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other Security.

       The notice of redemption to each such Holder shall specify the principal amount of each Security held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption to the extent provided in
Section 12.1 will be paid as specified in said notice, that on and after said date interest thereon will cease to accrue.

       The notice of redemption of Securities to be redeemed shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer. The Issuer shall notify the Trustee of such redemption at least 15 days prior to the date the notice of redemption is to be sent to the Holders and shall specify in such notice whether the Trustee is to give such notice.

       At least one Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section 12.2, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as paying agent, set aside, segregate and hold in trust as provided in
Section 3.4) in immediately available funds an amount of money sufficient to redeem in immediately available funds on the redemption date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption to the extent provided in
Section 12.1.

       SECTION 12.3 PAYMENT OF SECURITIES CALLED FOR REDEMPTION. If notice of redemption has been given as above provided, the Securities shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date to the extent provided in Section 12.1) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 6.5 and 10.6, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption to the extent provided in Section 12.1. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; PROVIDED that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.4 hereof.

       If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Security.

       SECTION 12.4 EXCLUSION OF CERTAIN SECURITIES FROM ELIGIBILITY FOR SELECTION FOR REDEMPTION. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer's Certificate and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer (other than a holder of the Securities on the Issuance Date).


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

       SECTION 12.5 PARTIAL REDEMPTION OF SECURITIES. In case part but not all of an Outstanding Security shall be selected for redemption, upon presentation and Surrender of such Security by the Holder thereof or its attorney duly authorized in writing (with due endorsement by, or a written instrument of transfer in such form satisfactory to the Trustee) the Trustee shall authenticate and deliver to a, upon the order of such Holder, without change there for, for the unredeemed portion of the principal amount of the Security so surrendered, a Security or Securities, at the option of such Holder, of like tenor. Fully registered Securities so presented and surrendered shall be canceled in accordance with this Indenture.

                                     ARTICLE 13

                               RIGHT OF FIRST REFUSAL

       13.1 OPTION. In the event either Issuer or any Subsidiary or any Affiliate thereof, directly or indirectly, is able to obtain an indication of interest from a bona fide lender of recourse financing for any use related to any aspect of TWG International's permitted line of business (other than as related to the development of an opportunity or opportunities in Bishkek), as set forth in Section 3.19 (a "Qualified Loan Agreement"), the Securityholders (or permitted assigns) shall be provided the option to act as the lender pursuant to the terms of such Qualified Loan Agreement (the "Right of First Refusal").

       13.2 TERMS. Not less than five (5) business days (the "Notice Period") following the documentation of a Qualified Loan Agreement, TWG International shall provide written notice to each Securityholder of the Qualified Loan Agreement and enclose a copy thereof. The right of the Securityholders to participate as a lender under a Qualified Loan Agreement shall be referred to herein as the "Qualified Offer". Each Securityholder desiring to so participate as a lender must so notify TWG International in writing, to be received by TWG International not less than 10 days following the expiration of the Notice Period. If the Qualified Offer is not accepted in writing by at least one Securityholder, or a permitted assign thereof, the Qualified Offer shall be deemed rejected. If at least one Securityholder, but less than all Securityholders, timely accepts the Qualified Offer, such consenting Securityholder(s) shall be provided an additional five business days thereafter to agree, on a pro rata basis, and in any combination of Securityholders, to fund the nonconsenting Securityholders' commitments under the terms of the Qualified Loan Agreement. If any combination of consenting Securityholders so agree, such Securityholders shall become the lender under the Qualified Loan Agreement. If no combination of Securityholders timely agrees to fund 100% of the sums required under the Qualified Loan Agreement, such Qualified Offer shall be deemed rejected. The terms and conditions of any Qualified Loan Agreement negotiated by the Company shall include terms taking into account the need of the Issuer to comply with the terms of this Section and shall provide the accepting Securityholders ten days within which to fund such loan amount following final acceptance pursuant to the terms hereof.

       13.3 EXPIRATION OF RIGHT OF FIRST REFUSAL. This Right of First Refusal shall expire on the earlier of (a) 18 months from the date of this Indenture,
(b) the date all


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

Obligations under this Indenture are defeased pursuant to Section 10.2, and (c) the date all Obligations are satisfied in full.

       13.4 ENFORCEMENT OF RIGHTS. Should the Issuer fails to comply with the terms of this Section, such failure shall be deemed an Event of Default under the terms of this Indenture should holders of the majority of the principal amount of the Securities outstanding deem it as such by written notice to the Trustee.

                                     ARTICLE 14

                                      SECURITY

       SECTION 14.1 PLEDGE AND SECURITY INTEREST. "Collateral" means all of the capital stock of TWG International and of TWG Finance and all Property of TWG Finance, including the Funding Note. All references herein to the "Security Interest" and to the "Lien of this Indenture" shall be deemed to mean and refer to the Liens granted to the Trustee and the Holders pursuant to the terms of the Collateral Agreements.

       SECTION 14.2 SECURITY FOR OBLIGATION. The Security Interest secures among other things the payment and performance of all obligations of the Issuer now or hereafter existing under the Securities, the Collateral Agreements or this Indenture, including without limitation the prompt payment when due (whether by acceleration or otherwise) of the principal of or interest on the Securities (all such obligations of the Issuer being herein called the "Obligations").

       SECTION 14.3  PERFECTION OF SECURITY INTEREST.

              (a) The Issuer shall cause this Indenture, the Collateral Agreements, financing statements, continuation statements, notifications of secured transactions and other instruments with respect to the Collateral to be promptly executed, recorded, registered and filed and to be kept recorded, registered and filed in such manner and in such places as may be required by law, and take all such other actions as may be required, including delivery of possession of the Funding Note and of certificates evidencing the capital stock of TWG International and TWG Finance to the Trustee, in order to make effective the Security Interest in all personal property constituting part of the Collateral.

              (b) A schedule of the known Collateral Agreements may be attached hereto as an Exhibit.

       SECTION 14.4 NO DISPOSITION OF COLLATERAL; RELEASE OF LIEN OF INDENTURE. Neither TWG International nor any Subsidiary thereof may sell or otherwise dispose of Collateral, including the Capital Stock of or an interest in any of its direct and indirect Subsidiaries, except pursuant to Section 3.12. TWG Finance may not sell or otherwise dispose of Collateral except at the direction of the Trustee for the benefit of the Securityholders pursuant to the terms of the Collateral Agreements and/or the Funding Collateral Agreements.

       SECTION 14.5 OTHER LIENS. The Issuer will not create or permit to exist any Lien upon or with respect to any of the Collateral, except for any Lien permitted by the terms hereof or of the Collateral Agreements.

       SECTION 14.6 TRUSTEE APPOINTED ATTORNEY-IN-FACT. The Trustee shall take any action required or permitted to be taken by the Trustee under the Collateral Agreements if directed in writing to do so by the Holders of at least 50% in aggregate principal amount of the Securities then outstanding; provided, however, that no action shall be taken which, in the Opinion of Counsel, impairs the enforceability, priority or perfection of the Lien of this Indenture as to the Collateral then subject thereto, unless directed by all Holders.

       SECTION 14.7 RETURN OF COLLATERAL. Upon the payment in full of the obligations or upon satisfaction and discharge of this Indenture in accordance with Article 10 (and the Trustee receiving written confirmation thereof satisfactory to the Trustee), the Trustee, subject to the terms of the Collateral Agreements, shall forthwith take all necessary action to return any Collateral in the Trustee's possession to the Issuer or its Subsidiaries, as the case may be, and release the Liens thereon and Security Interests therein.

       SECTION 14.8 DEFAULT REMEDIES. The Trustee shall have the rights set forth in the Collateral Agreements to exercise the remedies to realize upon the Collateral set forth in the Collateral Agreements.

       SECTION 14.9 PROCEEDS. The proceeds of any sale or other disposition of the Collateral received by the Trustee pursuant to the terms of the Collateral Agreements shall be applied by the Trustee:

              First: to the payment of the costs and expenses of such sale, including a reasonable compensation to the Trustee, and its agents, attorneys and counsel, and of all charges, expenses, liabilities and advances incurred or made by the Trustee under this Indenture;

              Second: to the reimbursement of the Trustee for any sum advanced by the Trustee to the Issuer in order to preserve the Collateral together with interest at the rate charged publicly announced by Citibank, N.A. from time to time in New York, New York as its reference rate; and

       Third: as provided in Section 5.3.

       SECTION 14.10 DEFICIENCY. The Issuer shall remain liable for any unfulfilled obligations, together with interest thereon, in accordance with and subject to the provisions of the Securities and this Indenture.

       SECTION 14.11 TRUSTEE'S DUTIES. The powers conferred upon the Trustee by this Article 14 are solely to protect its interest and the interest of the Holders in the Collateral and shall not impose any duty upon the Trustee to exercise any such powers except as expressly provided in this Indenture or in the Collateral Agreements. The Trustee shall be under no duty to the Issuer whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture or in the Collateral Agreements. The Trustee shall not be liable to the Issuer for failure to collect or realize upon any or all of the obligations or Collateral, or for any delay in so doing, nor shall the Trustee be under any duty to the Issuer to take any action whatsoever with regard thereto. The Trustee shall have no duty to the Issuer to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or the Trustee's rights in or to, any of the Collateral.

       SECTION 14.12 SPECIAL TRUSTEE POWERS DUE TO ENVIRONMENTAL CONDITIONS. The Trustee shall have the power to settle or compromise at any time any and all claims against the Trust Estate or the Trustee (either in its corporate capacity, or in the personal capacity of the individuals serving as trust officers on behalf of the Trustee), which may be asserted by any governmental body or private party involving the alleged violation of any applicable Environmental Laws affecting the Collateral or any other property held in trust with respect to or in connection with the Collateral. Notwithstanding any provision in this subparagraph to the contrary, the Trustee may not settle or compromise any claim against the Trust Estate or the Trustee which may result in any liability being asserted against Issuer without Issuer having had a reasonable opportunity to resolve the alleged violation, which reasonable opportunity shall not exceed 60 days from the date on which Issuer shall have been notified of such alleged violation by a governmental body or a private party; provided, however, in the event that Issuer shall be in default under the Indenture or under the Collateral Agreements, then it shall have none of the rights afforded to it in this paragraph.

       The Trustee shall not be personally liable to the Holders or any other Person for any decrease in value of the Collateral by reason of the Trustee's compliance with any Applicable Environmental Laws (as defined in the Collateral Agreements), specifically including any reporting requirement under such law. Neither the acceptance by the Trustee of property nor failure by the Trustee to inspect property shall be deemed to create any inference as to whether or not there is or may be any liability under any applicable Environmental Laws with respect to such property.

       Notwithstanding anything in this Indenture or the Collateral Agreements to the contrary, the Trustee shall not be required to initiate foreclosure proceedings with respect to the Collateral, and shall not otherwise be required to acquire possession of, or take other action with respect to the Collateral which could cause the Trustee to be considered an "owner" or "operator" within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any other law dealing with the environmental matters or hazardous substances, unless the Trustee has sufficient comfort, based on previous determinations by experts on which it can rely, including environmental report, that:

              (a) there are no circumstances present at the Collateral relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, contaminant clean up or remedial action could be required under any environmental laws, or that if any such materials are present for which such action could be required, that it would be nevertheless in the best economic interest of the Trustee and the Holders to take such actions with respect to the Collateral;

              (b) if the Trustee has determined that it would be in the best economic interest of the Trustee and the Holders, the Trustee must be satisfied that they will suffer no unreimbursed liabilities and will be adequately reimbursed for all liabilities, expenses and costs from available funds in Trustee's possession and control; and

              (c) if the Trustee has determined that it would be in the best economic interest of the Trustee and the Holders to take any such action and its aforementioned liabilities, expenses and costs are adequately reimbursed, the Trustee has so notified the Holders and has not received, within 30 days of such notification, instructions from owners of fifty percent (50%) or more in principal amount of the then outstanding Securities directing it not to take such action.

If the foregoing conditions are not satisfied and the Trustee is not willing to waive such conditions and initiate foreclosure proceedings, then the Trustee shall take such actions as are reasonably necessary or appropriate in order to facilitate the appointment of a co-trustee, being a person or entity designated by the Holders of a majority in principal amount of the Securities then outstanding and to assign to such person or entity (subject, however, to the trusts created pursuant to the Indenture) the beneficial interest under the Collateral Agreements which secures the obligations under the Indenture, for the limited purpose of conducting a foreclosure of such Collateral Agreements and receiving and holding any title to real property obtained as a result of such foreclosure. Persons or entities appointed as co-trustees or agents of the Trustee pursuant to this Section shall not be required to meet the criteria of
Section 6.9 of this Indenture, or any
other criteria, in order to serve as such.

       IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and, where appropriate, their respective corporate seals to be hereunto affixed and attested, all as of March 31, 1998.

[CORPORATE SEAL]                   TRANS WORLD GAMING CORP.


Attest:                            By:
By:                                    ------------------------------------
    --------------------------     By:
                                       ------------------------------------

[CORPORATE SEAL]                   TWG INTERNATIONAL U.S. CORPORATION

Attest:                            By:
By:                                    ------------------------------------
    --------------------------     By:
                                       ------------------------------------



[CORPORATE SEAL]                   TWG FINANCE CORP.

Attest:                            By:
By:                                    ------------------------------------
    --------------------------     By:
                                       ------------------------------------


                                U.S. TRUST COMPANY OF TEXAS, N.A. , as Trustee


                                   By:
                                       ------------------------------------

                                       ------------------------------------
                                       (Name and Title)

                               EXHIBIT A TO INDENTURE

                                  USE OF PROCEEDS


Pursuant to Section 3.28 of the Indenture, the proceeds from the Securities will be used as described below, and to the extent not further or otherwise instructed by the Issuer in a letter of instructions, the Trustee is authorized and directed to apply the proceeds as follows:



                  Payee                                Amount
                  -----                                ------






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